EXHIBIT 10.46

A.M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN

(As Amended and Restated Effective as of January 1, 2015)

A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(As Amended and Restated Effective as of January 1, 2015)
SECTION 1

General
1.1.History and Effective Date. Effective January 1, 1957, A. M. Castle & Co. first established the A. M. CASTLE & CO. SALARIED EMPLOYEES PROFIT SHARING PLAN (the “Plan”) for the benefit of its eligible employees. Effective as of April 26, 1967, A. M. Castle & Co. (the “Company”), was substituted as the “Company” under the terms of the Plan. Effective as of January 1, 1978, the name of the Plan was changed to A. M. CASTLE & CO. EMPLOYEES PROFIT SHARING PLAN. Effective January 1, 1992, the Plan was amended and restated to incorporate a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Effective August 1, 1994, the Plan was amended to extend eligibility on a restricted basis to members of certain collective bargaining groups. Effective January 1, 1996, the Plan was amended to provide for discretionary employer contributions payable quarterly in cash or in common stock of the Company. The Plan was again amended and restated, effective as of January 1, 1997. The Plan was amended and restated effective January 1, 2003, and July 1, 2008. Effective as of January 1, 2010, the name of the Plan was changed to A. M. CASTLE & CO. 401(k) SAVINGS AND RETIREMENT PLAN. Since then, the Plan has been amended from time to time. The following provisions constitute a further amendment, restatement, and continuation of the Plan as in effect immediately prior to January 1, 2015, the “Effective Date” of the Plan as set forth herein; provided, however, that if any provision of the Plan specifically provides for an earlier or later effective date, such provision shall be deemed an amendment of the Plan as in effect on such earlier or later date. Except as may be expressly provided herein, the entitlement to any benefit under the Plan of any individual whose employment with the Employers and Related Companies (as defined in subsection 1.2) terminated prior to the Effective Date shall be determined under the terms of the Plan as in effect on the date of such termination of employment. The Plan is intended to qualify as a profit-sharing plan under Code Section 40(a). The Plan includes an employee stock ownership plan under Code Section 409. Any portion of the Plan invested in common stock of A. M. Castle & Co. is designated as part of the employee stock ownership plan.

1.2.Related Companies and Employers. The term “Related Company” means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Code Sections 414(b) and 414(c), respectively. The Company and each Related Company that, with the Company’s consent, adopts the Plan are referred to below collectively as the “Employers” and individually as an “Employer.”

1.3.Trust Agreement, Plan Administration. All contributions made under the Plan will continue to be held, managed and controlled by one or more trustees (the “Trustee”) acting under one or more trusts which form a part of the Plan. The terms of the trusts as in effect on the Effective Date are set forth in two trust agreements known as A. M. CASTLE & CO. EMPLOYEES PROFIT SHARING TRUST and A. M. CASTLE & CO. EMPLOYEES TRUST, to which the provisions of and benefits under the Plan are subject. These trusts, together with any other trusts maintained under the Plan, are referred to herein as the “Trust.” The authority to control and manage the operation and administration of the Plan is vested in an Administration Committee as described in subsection 12.1. The members of the Administration Committee shall be “named fiduciaries,” as described in Section 402 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to their authority under the Plan. The Administration Committee also shall be the Administrator of the Plan and shall have the rights, duties and obligations of an “administrator” as that term is defined in Section 3(16)(A) of ERISA and of a “plan administrator” as that term is defined in Code Section 414(g).

1.4.Plan Year. The term “Plan Year” means the twelve (12)-consecutive-month period beginning on each January 1.

1.5.Accounting Dates. Except as otherwise provided by the Administration Committee, the term “Accounting Date” means each business day.

1.6.Applicable Laws; Resolution of Disputes. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.7.Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

1.8.Notices. Any notice or document required to be filed with the Administration Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administration Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice. Notice may be provided in electronic format in accordance with Treas. Reg. §1.401(a)-21.

1.9.Form and Time of Elections. Except as otherwise provided by the Administration Committee, any election or consent permitted or required to be made under the Plan, and any permitted modification or revocation thereof, shall be made in writing or other manner permitted by the Administration Committee and at such time as the Administration Committee may require. The Administration Committee may permit or require that some or all transactions be effected through a telephone, internet or other electronic system utilizing a personal identification number (“PIN”) or password, the use of which shall constitute a valid signature for purposes of any transaction for which use of such system is authorized or required by the Administration Committee, as long as such telephone, internet or other electronic system complies with Treas. Reg. §1.401(a)-21.

1.10.Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

1.11.Action By Employers. Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors (the “Board”) or by such committee of the Board or other individuals or committee, including the Administration Committee, to which the Board has expressly delegated this power.

1.12.No Reversion to Employers. No part of the corpus or income of the Trust shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and defraying reasonable expenses of administering the Plan, except as specifically provided in the Trust Agreement. The sponsorship of this Plan shall not be transferred from a taxpayer unrelated to the Employers except in connection with a transfer of business assets, operations, or employees from the Employers to the unrelated taxpayer.

1.13.Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

1.14.Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan. Appendix A contains an alphabetical listing of all such terms and the subsections in which they are defined.

SECTION 2
Participation in Plan

2.1.Eligibility For Participation. Subject to the terms and conditions of the Plan, each employee of an Employer who was a Participant in the Plan immediately prior to the Effective Date shall continue as such on and after that date. Subject to the terms and conditions of the Plan, each employee of an Employer will become a Participant on the first day of the first calendar month that is at least thirty (30)-calendar days after the date on which the employee meets all of the following requirements:

a.
the employee is first paid or entitled to payment for the performance of services for an Employer (or, in the case of an employee who is classified on an Employer’s payroll records as a temporary employee, the employee’s completion of one Year of Service);

b.
the employee is a member of a group to whom the Plan has been and continues to be extended, either by the unilateral action of the employee’s Employer in the case of an employee who is not covered by a collective bargaining agreement, or through a currently effective collective bargaining agreement between the employee’s Employer and the collective bargaining representative of the group of employees of which the employee is a member; and

c.	the employee is not then laid off from the Employers.

The Plan is extended to each employee of an Employer whose wages and benefits from that Employer are not the subject of a collective bargaining agreement, except that the Plan is not extended to persons who are employed solely in any division of any Employer established or acquired by the Employer after December 31, 1983 or, if later, the date the Employer adopts the Plan. Notwithstanding the foregoing provisions of this subsection 2.1, no individual is eligible to participate in the Plan who provides services to an Employer under a contract, arrangement or understanding with such individual or with an agency or leasing organization that treats the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of an Employer rather than an independent contractor or an employee of such agency or leasing organization.
2.2.Limited Participation after Loss of Eligible Status. Once an employee becomes a Participant in the Plan, the employee will remain a Participant for all purposes under the Plan as long as the employee continues to have an Account balance under the Plan, except that if an employee of an Employer or Related Company ceases to meet the eligibility requirements of paragraph 2.1(b) or 2.1(c) the individual will no longer be eligible to make After~~‑~~-Tax Contributions or to have Elective Deferrals made for him or her pursuant to Section 4 or to receive Matching Contributions or Employer Contributions pursuant to Section 5 and subsection 7.3, and if a Participant also ceases to be an employee of an Employer or Related Company, in addition to the foregoing restrictions, the Participant will no longer be eligible to borrow in accordance with subsection 10.1 or withdraw from his or her Account pursuant to subsection 10.2.

2.3.Limited Participation By Members of Collective Bargaining Units. If an employee of an Employer becomes a Participant in the Plan by reason of the terms of a currently effective collective bargaining agreement, the employee shall participate in the Plan for all purposes except that no such union member shall receive Employer Contributions pursuant to subsection 5.1 and 7.3 or Matching Contributions under subsection 5.2, except to the extent otherwise specifically provided by the terms of a currently effective collective bargaining agreement.

2.4.Participation for Purposes of Elective Deferrals and After-Tax Contributions. On and after July 1, 2008 and before January 1, 2013, an employee of an Employer who met the requirements of subsection 2.1 was eligible to make After-Tax Contributions (as described in subsection 4.2) to the Plan as of the employee’s date of eligibility under subsection 2.1. An employee of an Employer who meets the requirements of subsection 2.1 shall be eligible to have Elective Deferrals (as described in subsection 4.1) made to the Plan on the employee’s behalf effective as of the employee’s date of eligibility under subsection 2.1. On and after January 1, 2013, an employee of an Employer who meets the requirements of subsection 2.1 shall be eligible to make Roth Elective Deferrals (as described in subsection 14.2) to the Plan as of the employee’s date of eligibility under subsection 2.1.

2.5.Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

2.6.Leased Employees. If a person satisfies the requirements of Code Section 414(n) and applicable regulations for treatment as a Leased Employee with respect to an Employer, a Related Company or any other entity required to be aggregated with an Employer pursuant to Code Section 414(m), such Leased Employee shall not be eligible to participate in this Plan or in any other plan maintained by an Employer or a Related Company which is qualified under Code Section 401(a, but, to the extent required by Code Section 414(n) and applicable Treasury regulations, such person shall be treated as if the services performed by the Leased Employee in such capacity were performed by the Leased Employee as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

a.
for any period during which not more than twenty percent (20%) of the non-Highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent (10%) of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under Code Section 414(n)(5); or

b.
for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that the employee meets all of the conditions of this subsection 2.6 and applicable law required for treatment as a Leased Employee.

For purposes of paragraph (a) above, “Highly Compensated” shall have the meaning set forth in subsection 8.12.

SECTION 3
Service

3.1.Years of Service. Subject to the provisions of subsection 3.4, an employee’s or Participant’s “Years of Service” as at any date equals the year or years and any portion thereof elapsed since the first date for which the employee or Participant was paid or entitled to payment for the performance of duties for an Employer or Related Company, subject to the following:

a.
For all purposes of the Plan, if an employee’s or Participant’s employment with the Employers and the Related Companies is terminated on a Termination Date or, if the employee or Participant is laid off from an Employer or Related Company, and the employee or Participant is not paid or entitled to payment for the performance of duties for an Employer or Related Company for the twelve (12~~‑~~)-consecutive-month period commencing on such Termination Date or, if earlier, the date the employee or Participant is laid off, the employee or Participant shall not be credited with service for the period between the date of the employee’s or Participant’s termination of employment or, if earlier, the first anniversary of the date the employee or Participant is laid off from an Employer or Related Company without recall, and the first date thereafter for which the employee or Participant is paid or entitled to payment for the performance of duties for an Employer or Related Company.

b.
For all purposes of the Plan other than subsection 2.1, a Participant’s Years of Service for the period elapsed between the Participant’s initial date of hire and January 1, 1976, shall be equal to the Participant’s “years of service” as an “employee,” both as defined and determined under the terms of the Plan as in effect on December 31, 1975, excluding, however, years of service completed prior to a break in participation if such service would be disregarded under the terms of the Plan as in effect on December 31, 1975, for purposes of determining the Participant’s vested interest under the Plan.

c.
For purposes of determining whether a Participant has a nonforfeitable interest in the Participant’s Employer Contributions Account accrued prior to the date the Participant incurs five consecutive One Year Breaks in Service (or prior to the date the Participant incurs a One Year Break in Service, if it is incurred before January 1, 1985), a Participant’s number of Years of Service accrued after such five consecutive One Year Breaks in Service (or, if the break in service was incurred before January 1, 1985, such One Year Break in Service) shall be disregarded.

3.2.One Year Break in Service. The term “One Year Break in Service” means, with respect to any employee or Participant, the 12-consecutive-month period commencing on the date of his or her termination of employment with the Employers and Related Companies or, if earlier, the first anniversary of a layoff by the Employers and Related Companies without recall, if the employee or Participant is not paid or entitled to payment for the performance of duties for an Employer or Related Company during that period. Notwithstanding the foregoing, solely for purposes of determining whether a One Year Break in Service has occurred, if an employee or Participant is absent from service on account of a Maternity or Paternity Absence (as defined below) beyond the first anniversary of the date on which such absence began, a One Year Break in Service shall not occur until the third anniversary of the first day of such absence. For all other purposes hereunder, however, no portion of such Maternity or Paternity absence occurring after the first anniversary of the first day thereof shall be credited as part of a Year of Service. The term “Maternity or Paternity Absence” means an employee’s or Participant’s absence from work which commences on or after January 1, 1985 because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Administration Committee may require the employee or Participant to furnish such information as it considers necessary to establish that such individual’s absence was a Maternity or Paternity Absence. An absence on account of a period of leave required by the Family Medical Leave Act of 1993 shall not be counted towards a One Year Break in Service.

3.3.Veterans’ Rights. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service with respect to qualified military service will be provided in accordance with Code Section 414(u). The provisions of this subsection 3.3 shall be effective as of December 12, 1994 with respect to Participants employed on or after that date. The following additional rules shall apply in accordance with the Heroes Earning Assistance and Relief Tax Act of 2008:

a.
Effective January 1, 2007, in the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

b.
Effective January 1, 2009, an individual receiving a “differential wage payment” (as defined below) shall be treated as an employee of the Employer making the payments and the differential wage payment shall be treated as compensation. This Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment, as long as all employees of the Employer performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than thirty (30) calendar days are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms.

For purposes of this subsection, the term “differential wage payment” means any payment which:

i.
is made by the Employer to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than thirty (30) calendar days, and

ii.	represents all or a portion of the wages the individual would have received from the Employer if the individual were performing service for the Employer.

c.
Effective January 1, 2009, for purposes of Code Sections 401(k)(2)(B)(i)(I), 403(b)(7)(A)(ii), 403(b)(11)(A) or 457(d)(1)(A)(ii), an individual shall be treated as having a severance from employment during any period the individual is performing services in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than thirty (30) calendar days even if the individual is receiving “differential wage payments” as described in subsection (b). If an individual elects to receive a distribution by reason of the preceding sentence, the individual shall not be permitted to make an elective deferral or employee contribution during the six (6)-month period beginning on the date of the distribution.

3.4.Year of Service for Temporary Employees. Solely for purposes of subsections 2.1 and 2.4, with respect to an employee who is classified on the Employer’s payroll records as a temporary employee, the term one “Year of Service” means a 12~~‑~~-consecutive~~‑~~-month period of employment with the Employer or any Related Company beginning on the date on which such employee first completes an Hour of Service upon hire or rehire, or on any anniversary thereof, in which the employee first completes at least 1,000 Hours of Service. For purposes of computing Hours of Service under this subsection 3.4, a temporary employee shall be credited with 45 Hours of Service for each week, if any, during which such employee is required to be credited with at least one Hour of Service.

3.5.Hours of Service. The term “Hours of Service” means, with respect to any computation period:

a.each hour for which the employee or Participant is paid or entitled to payment for the performance of duties for the Employer or a Related Company;

b.each hour for which the employee or Participant is paid or entitled to payment by the Employer or a Related Company on account of a period during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and

c.each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or a Related Company, excluding any hour already credited under paragraph (a) or (b) next above, which shall be credited to the computation period or period to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation or disability insurance laws. Hour of Service required to be credited under this subsection 3.5 shall be determined in accordance with Title 29 of Federal Regulations, Section 2530.200b-2(b) and (c).

SECTION 4
Elective Deferrals and After-Tax Contributions

4.1.Elective Deferrals. Subject to the terms and conditions of the Plan, a Participant may elect as follows:

a.Subject to the limitations set forth in Section 4.7 and Section 8 of the Plan and such additional rules as the Administration Committee may establish on a uniform and nondiscriminatory basis, for any Plan Year, a Participant may elect to have the Participant’s salary or wages reduced, and a corresponding amount contributed on the Participant’s behalf to the Plan by the Participant’s Employer as an “Elective Deferral,” which amount shall not exceed one hundred percent (100%) of the Participant’s Eligible Compensation (as defined in subsection 4.6) for that year, reduced by the amount determined by the Administration Committee to be necessary to satisfy any tax or other applicable withholding requirements, including any voluntary deductions elected by the Participant such as salary reductions pursuant to Code Section 125 or 132(f)(4). “Elective Deferrals” shall include Pre-Tax Elective Deferrals and Roth Elective Deferrals.

Each Participant shall elect whether his or her Elective Deferrals are to be treated as Pre-Tax Elective Deferrals or Roth Elective Deferrals and, in the absence of such election, a Participant’s Elective Deferrals shall be treated as Pre-Tax Elective Deferrals.

i.“Pre-Tax Elective Deferrals” means a Participant’s Elective Deferrals which are not includible in the Participant’s gross income at the time deferred and which have been irrevocably designated as Pre-Tax Elective Deferrals by the Participant in his or her deferral election. A Participant’s Pre-Tax Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Pre-Tax Elective Deferrals. For Plan Years beginning before January 1, 2013, the Plan used the term “Before-Tax Contributions” instead of Pre-Tax Elective Deferrals.

ii.“Roth Elective Deferrals” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and which have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals, in a Roth Elective Deferral Subaccount; provided, however, that no contributions (including forfeitures) other than Roth Elective Deferrals may be allocated to such Roth Elective Deferral Subaccount. The Administration Committee shall also maintain a record of a Participant’s investment in the contract (i.e., designated Roth Elective Deferrals that have not been distributed).

b.All Participants who are eligible to make Elective Deferrals under this Plan for any Plan Year pursuant to paragraph (a) next above and who have attained age fifty (50) before the close of such Plan Year shall be eligible to make, in addition to the Elective Deferrals described in paragraph (a) next above, “catch-up Elective Deferrals” in accordance with, and subject to the limitations of, Code Section 414(v) and such additional rules as the Administration Committee may establish on a uniform and nondiscriminatory basis. Such catch-up Elective Deferrals shall not be taken into account for purposes of the limitations on Elective Deferrals described in paragraph (a) next above, or for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such catch-up Elective Deferrals.

c.Notwithstanding the foregoing, effective January 1, 2012, this Plan shall provide for a “qualified automatic contribution arrangement” as defined in Code Section 401(k)(13). As a result, unless a Participant makes an affirmative deferral election, the Employer shall automatically withhold and contribute a percentage of the Participant’s Eligible Compensation as a Pre-Tax Elective Deferral, in the following percentages:

i.
For the period that begins when the Participant first has contributions made pursuant to a default election under a qualified automatic contribution arrangement for a Plan Year and ending on the last day of the following Plan Year (the “Initial Period”), three percent (3%);

ii.For the Plan Year immediately following the Initial Period, four percent (4%);

iii.For the second Plan Year immediately following the Initial Period, five percent (5%);

iv.For the third Plan Year immediately following the Initial Period, six percent (6%);

v.For the fourth Plan Year immediately following the Initial Period, seven percent (7%);

vi.For the fifth Plan Year immediately following the Initial Period, eight percent (8%);

vii.For the sixth Plan Year immediately following the Initial Period, nine percent (9%);

viii.	For the seventh Plan Year immediately following the Initial Period and each Plan year thereafter, ten percent (10%).

For a Participant who first becomes eligible to participate on or after January 1, 2012, the default election shall become effective (1) no earlier than the expiration of a reasonable period after the Participant has received the notice described in Subsection 4.1(d); and (2) no later than the earlier of (i) the pay date for the second payroll period that begins after the date the notice described in Subsection 4.1(d) is provided; or (ii) the first pay date that occurs at least thirty (30) calendar days after the date notice is provided. For purposes of determining a Participant’s Initial Period, a Participant who for an entire Plan Year did not have contributions made pursuant to a default election under the qualified automatic contribution arrangement shall be treated as if the Participant had not had any contributions made for any prior Plan Year.
d.The Administration Committee shall provide to each Participant who first becomes eligible to participate in this Plan a notice written in a manner calculated to be understood by the average Participant (a “QACA Notice”) that explains the Participant’s rights and obligations under the qualified automatic contribution arrangement and that includes an explanation of (i) the level of Pre-Tax Elective Deferrals that will be made on the Participant’s behalf if the Participant does not make an affirmative deferral election; (ii) the Participant’s right to elect not to have Pre-Tax Elective Deferrals made on the Participant’s behalf (or to elect to have such Elective Deferrals made as Roth Elective Deferrals or in a different amount or percentage of Eligible Compensation); and (iii) how Elective Deferrals will be invested (including how Elective Deferrals will be invested in the absence of an investment election by the Participant). Such notice must be provided sufficiently early so that the Participant has a reasonable period of time after receipt of the notice to make the election described in Subsection 4.1(d).

In addition, at least thirty (30) calendar days, but not more than ninety (90) calendar days, before the beginning of each Plan Year, the Administration Committee will provide each Participant a QACA Notice. If an individual becomes a Participant after the ninetieth (90th) day before the beginning of the Plan Year and does not receive the QACA Notice for that reason, the QACA Notice shall be provided no more than ninety (90) calendar days before the individual becomes a Participant but not later than the date the individual becomes a Participant.
e.Notwithstanding anything in Section 4.1(c) to the contrary, a Participant who has an affirmative deferral election in effect as of January 1, 2012, shall continue to have elective deferrals made in accordance with that affirmative deferral election and shall not be subject to the default election percentages specified in Section 4.1(c). In addition, any Participant who, as of December 31, 2011, had a default deferral election in effect (applying the Plan provisions as in effect on December 31, 2011), shall be deemed to have a deferral percentage for the 2012 Plan Year equal to the deferral election percentage applicable as of December 31, 2011 under the Participant’s then-applicable default deferral election and shall thereafter have his or her deferral election percentage increased by one percent (1%) effective as of January 1, 2013 and each subsequent January 1 (up to a maximum default deferral percentage of ten percent (10%)) unless and until the Participant makes an affirmative deferral election.

4.2.After-Tax Contributions. Subject to the limitations set forth in subsection 4.7 and Section 8 and such additional rules as the Administration Committee may establish on a uniform and nondiscriminatory basis, for any Plan Year, a Participant may elect to make “After-Tax Contributions” to the Plan through payroll deduction in an amount expressed in a whole percentage not greater than five percent (5%) of the Participant’s Eligible Compensation for that year. Any election pursuant to this subsection 4.2 shall be made and given effect in accordance with such uniform rules and procedures as the Administration Committee may provide from time to time. In light of the addition of the option to allow Participants to make “Roth Elective Deferrals” under Section 14 of the Plan, Participants shall no longer be permitted to make After-Tax Contributions after December 31, 2012.

4.3.Payment of Elective Deferral and After-Tax Contributions. Elective Deferrals and After-Tax Contributions shall be made each payroll period, and shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant.

4.4.Variation, Discontinuance and Resumption of Elective Deferral or After-Tax Contributions. Subject to such rules and restrictions as the Administration Committee may establish on a uniform and nondiscriminatory basis, a Participant may elect to change the Participant’s Elective Deferral or After-Tax Contribution rate (or both) (but not retroactively) within the limits specified in subsections 4.1 and 4.2, and may elect to discontinue either or both such contributions or to have them resumed.

4.5.Rollover Contributions. A Participant or an employee who meets the requirements of subsection 2.1 other than paragraph (a) thereof may make, with the consent of the Administration Committee, a Rollover Contribution (as defined below) to the Plan. The term “Rollover Contribution” means a rollover contribution of all or part of a cash distribution from a qualified plan of another employer that, under applicable provisions, is permitted to be rolled over to an eligible retirement plan. Notwithstanding the foregoing, in no event shall a Participant be permitted to make a rollover contribution of (a) amounts previously contributed to another plan on an after-tax basis, or (b) amounts distributed from (i) a qualified plan described in Code Section 403(a), (ii) an annuity contract described in Code Section 403(b), (iii) an eligible plan described in Code Section 457(b). If an employee who is not otherwise a Participant makes a Rollover Contribution to the Plan, the employee shall be treated as a Participant only with respect to the Participant’s Rollover Contribution Account (defined in subsection 7.1) until the employee has met all of the requirements for Plan participation set forth in subsection 2.1.

4.6.Eligible Compensation. For purposes of this Section 4, Section 5, and subsection 7.3, the term “Eligible Compensation” means for any Plan Year:

a.all compensation reported for purposes of Federal income tax withholding for such year on Form W-2 for services performed for an Employer paid prior to the Participant’s termination of employment, excluding the following items (even if includable in gross income): non-cash compensation, reimbursements and expense allowances, fringe benefits, severance pay, and any compensation paid during any portion of the Plan Year during which an employee was not yet a Participant except that such pre-participation compensation shall not be excluded in determining a Participant’s Eligible Compensation for purposes of paragraph 7.3(c) and 11.7(b) (relating to Employer Contributions and forfeitures) for the Plan Year in which an employee first becomes a Participant in the Plan; plus

b.the amount of any Pre-Tax Elective Deferrals and any other elective contributions made on the Participant’s behalf for such Plan Year to a plan sponsored by an Employer that are not includable in the Participant’s gross income pursuant to Code Section 125, 402(e)(3) or 132(f)(4).

The provision of the Plan setting forth the definition of compensation for purposes of allocating matching or profit-sharing contributions (hereinafter referred to as “Plan Compensation”) shall be adjusted, in the same manner as Section 415 Compensation pursuant to subsection 8.2(c) through (i), except in applying subsection 8.2(c) through (i), the term “limitation year” shall be replaced with the term “plan year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.” Notwithstanding any other provision in this Plan to the contrary, if the Plan is a 401(k) plan, then Participants may not make elective deferrals with respect to amounts that are not Section 415 Compensation.
4.7.Limitation on the Amount of Compensation Taken Into Account For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary, the amount of Eligible Compensation that may be taken into account under the Plan for any Plan Year in determining allocations under subsection 4.1, 4.2, 5.1 and 5.2, applying the annual percentage limitations of subsections 4.1, 4.2 and 5.2, or the allocation formula of paragraph 7.3(b) shall not exceed $265,000 or such other maximum amount as may be permitted for any Plan Year under Code Section 401(a)(17), taking into account for purposes of such limitation any proration required where Eligible Compensation is computed with respect to a period less than a full year (other than on account of mid-year commencement or cessation of participation). Annual Eligible Compensation means Eligible Compensation during the Plan Year or such other consecutive twelve (12)-month period over which Eligible Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Eligible Compensation for the determination period that begins with or within such calendar year.

SECTION 5

Employer Contributions

5.1.Employer Contributions. On and after July 1, 2011, each Employer may make an “Employer Contribution” to the Plan in such amounts (if any) as is determined by the Company in its sole discretion in a uniform percentage of each Participant’s Eligible Compensation.

5.2.Matching Contributions. Subject to the conditions and limitations of subsections 2.3 and 4.7 and Section 8, for each Plan Year (or portion thereof) each Employer shall make a “Matching Contribution” to the Plan on behalf of each Participant employed by such Employer in an amount equal to 100 percent of the Elective Deferrals (including catch -up Elective Deferrals) made on behalf of the Participant that do not exceed six percent (6%) of such Participant’s Eligible Compensation for each payroll period.

5.3.Qualified Matching and Qualified Nonelective Contributions. For any Plan Year, each Employer shall make a “Qualified Matching Contribution” and/or a “Qualified Nonelective Contribution” on behalf of some or all of the Participants employed by that Employer who are not Highly Compensated (as defined in subsection 8.12) in an amount equal to such percentage, if any, of their Elective Deferrals (excluding catch-up Elective Deferrals) or Eligible Compensation as the Company, in its sole discretion, may determine with respect to that Employer. Any such Qualified Matching Contributions or Qualified Nonelective Contributions (and any earnings thereon) shall be nonforfeitable at all times and shall be distributable only in the event of:

a.the Participant’s attainment of age 59½;

b.for Plan Years beginning before January 1, 2002, the Participant’s separation from service or a qualifying sale of a subsidiary or business of the Employer (within the meaning of Code Section 401(k)(2)(B) as then in effect); or

c.for Plan Years beginning after December 31, 2001, the Participant’s separation from employment (within the meaning of Code Section 401(k)(2)(B) as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001).

5.4.Limitations on Amount of Employer Contributions. In no event shall the sum of any Elective Deferral, Employer, Matching, Qualified Matching and Qualified Nonelective Contributions made by an Employer for any Plan Year exceed the limitations imposed by Code Section 404 on the maximum amount deductible on account thereof by the Employer for that year.

5.5.Payment of Employer, Matching and Qualified Matching and Qualified Nonelective Contributions. Each Employer’s contributions under the Plan (other than Elective Deferrals) for a Plan Year shall be paid to the Trustee, without interest, no later than the time prescribed by law for filing the Employer’s federal income tax return, including any extensions thereof.

5.6.Forfeiture of Matching Contributions. Notwithstanding any other provision of the Plan, any portion of a Matching Contribution attributable to Elective Deferrals that are distributed as excess deferrals or excess contributions in accordance with subsections 8.6 or 8.8 shall be forfeited and applied in accordance with subsection 11.6.

5.7.Special Employer Contribution.Effective August 28, 2015, the special employer contribution will be terminated.

SECTION 6

Investment of the Trust Fund

6.1.The Trust Fund and Investment Funds. The Trust Fund as at any date consists of all property of every kind then held by the Trustee. The Administration Committee shall select and make available such Investment Funds from time to time as it deems appropriate, in its discretion, for the investment of Participants’ Accounts, which funds shall include a “Loan Fund,” which shall consist of promissory notes evidencing loans made to Participants in accordance with subsection 10.1. The Trust Fund also shall include a “Company Stock Fund,” which shall be invested in Common Stock of the Company and short term investments as required for liquidity, and over which the Administration Committee shall have no authority or discretion. The Administration Committee, in its discretion, may discontinue (or direct the discontinuance of) any Investment Fund or Investment Funds, other than the Company Stock Fund, as it shall from time to time consider appropriate and in the best interest of Participants, and may establish such rules and procedures for the orderly transfer and investment of funds held under a discontinued Investment Fund to one or more other Investment Funds then maintained under the Plan. A separate “Fund Account” shall be established by the Administration Committee to reflect the portion, if any, of each of a Participant’s Accounts that is invested in each of the Investment Funds. Effective August 24, 2015, the Company Stock Fund will be closed to new contribution or transfers from other Investment Funds.

Effective January 1, 2007, each Participant who has at least three Years of Service, any alternate payee who has an Account under the Plan with respect to a Participant who has at least three Years of Service, or the beneficiary of a deceased Participant shall be permitted to elect to transfer as of any valuation date all or any portion of the Participant’s Account invested in the Company Stock Fund to any of the other funds maintained by the Trustee. The Administration Committee may adopt such additional policies and procedures as it determines, in its sole discretion, are necessary or appropriate to facilitate the preceding sentence as long as such additional policies and procedures do not impose restrictions or conditions with respect to the transfer of investments from the Company Stock Fund to any other investment fund available under the Plan that are not imposed on the investment of other assets of the Plan and as long as such additional policies and procedures are consistent with the requirements of Code Section 401(a)(35).
6.2.Investment Fund Elections. Subject to the provisions of this subsection 6.2 and such uniform rules and procedures as may be established by the Administration Committee, an eligible Participant may elect:

a.to have the contributions to the Participant’s Account invested in any one or more of the Investment Funds (other than the Loan Fund) then maintained in accordance with subsection 6.1, and may change or revoke any such election; and

b.to change the allocation of the Participant’s existing Account balances among the Investment Funds (other than the Loan Fund) then maintained in accordance with subsection 6.1, prospectively.

Contributions made by or for a Participant during any period in which no election is on file with the Administration Committee shall be invested in the qualified default investment account established by the Administration Committee. Notwithstanding any provision of this subsection 6.2 to the contrary, the Administration Committee may restrict or prohibit investment fund changes as it deems appropriate or desirable from time to time in the administration of the Plan. Effective August 24, 2015, no Participant may elect to allocate or invest new contributions to, or transfer a portion of his or her Account from other Investment Funds into, the Company Stock Fund, to the extent such contribution or transfer would cause the percentage of the Participant’s Account that is invested in the Company Stock Fund to exceed twenty percent (20%) of the aggregate value of the Participant’s Account.
6.3.Voluntary Insurance Coverage for Participants. Prior to January 1, 1992, an eligible Participant could elect to have part of the Participant’s Employer Contributions Account balance invested in life insurance or annuity policies on the Participant’s life (“Policies”). Effective January 1, 1992, such elections were no longer permitted and no new contributions were permitted to be applied towards payment of premiums on Policies acquired prior to that date. In accordance with the provisions of the Plan as in effect prior to the Effective Date, Participants were permitted to elect to continue any such Policy on a paid-up basis or surrender the policy for its then terminal value and to invest the proceeds of such surrender in one or more of the Investment Funds then maintained under the Plan. Consistent with those provisions, any Participant who elected to convert to a paid-up Policy in accordance with the provisions of the Plan as in effect prior to the Effective Date and who has not previously surrendered such Policy, may elect to have such Policy surrendered for its then terminal value, if its terms so provide, as of the last day of any Plan Year and to have the proceeds of such surrender invested in one or more of the Investment Funds then maintained under the Plan in accordance with paragraph 6.2. The proceeds of or benefits under any Policy shall be applied for the benefit of the Participant to whose Account the premiums for the Policies providing such benefits were charged, or for the benefit of the Participant’s Beneficiary (as defined in subsection 11.5).

6.4.    Dividends on Company Stock. Cash dividends on Company Stock allocated to a Participant’s Account on the dividend record date will be, as elected by the Participant (or Beneficiary of a deceased Participant) in accordance with Plan procedures, (i) paid directly to the Participant or (ii) paid to the Plan and reinvested in Company Stock. If a Participant fails to make a timely election to receive a distribution of cash dividends, the dividends will be reinvested in Company Stock. Stock dividends on Company Stock allocated to a Participant’s Account on the dividend record date shall be paid to the Plan.

SECTION 7

Plan Accounting

7.1.Participant’s Accounts. The Administration Committee shall maintain the following “Accounts” in the name of each Participant and such additional Accounts (if any) as the Administration Committee may determine from time to time:

a.
an “Employer Contributions Account,” which shall reflect Employer Contributions (and forfeitures allocated to the Participant under the terms of the Plan), and the income, losses, appreciation and depreciation attributable thereto;

b.	an “After~~‑~~Tax Account,” which shall reflect the Participant’s After-Tax Contributions, if any, and the income, losses, appreciation and depreciation attributable thereto;

c.	a “Pre-Tax Elective Deferral Account,” which shall reflect the Pre-Tax Elective Deferrals, if any, made for the Participant, and the income, losses, appreciation and depreciation attributable thereto;

d.	a “Matching Account,” which shall reflect the Matching Contributions, if any, made for the Participant, and the income, losses, appreciation and depreciation attributable thereto;

e.	a “Qualified Matching Account,” which shall reflect the Qualified Matching Contributions, if any, made for the Participant, and the income, losses, appreciation and depreciation attributable thereto;

f.
a “Qualified Nonelective Account,” which shall reflect the Qualified Nonelective Contributions, if any, allocated to the Participant and the income, losses, appreciation and depreciation attributable thereto;

g.
a “QVEC Account,” which shall reflect the deductible voluntary contributions made by the Participant under the provisions of the Plan as in effect before January 1, 1987, and the income losses, appreciation and depreciation attributable thereto;

h.	a “Roth Elective Deferral Account,” which shall reflect the Roth Elective Deferrals, if any, made for the Participant, and the income, losses, appreciation and depreciation attributable thereto; and

i.	a “Rollover Account,” which shall reflect and separately account for Rollover Contributions, if any, made by the Participant and the income, losses, appreciation and depreciation attributable thereto.

The Accounts provided for in this subsection 7.1 shall be for accounting purposes only.
7.2.Adjustment of Participants’ Accounts. The Company has entered into a service contract with a third party to perform certain recordkeeping services for the Plan pursuant to which account valuations and other services shall be provided with respect to Participant Accounts. As of each Accounting Date, the Accounts of each Participant shall be adjusted in accordance with uniform and nondiscriminatory procedures established by the recordkeeper and approved by the Administration Committee, to reflect all contributions, transfers, distributions, loan disbursements and repayments, fees, expenses and other amounts charged to Participants’ Accounts and the investment returns of the Investment Funds in which such Participants’ Accounts are invested. To the extent expenses are charged to the Accounts of Participants, such expenses shall be charged to Accounts in a manner that complies with Revenue Ruling 2004-10.

7.3.Allocation and Crediting of Contributions and Forfeitures. Subject to the provisions of Section 8, contributions shall be allocated and credited as follows:

a.
After-Tax, Elective Deferral, Matching, Qualified Matching, Qualified Nonelective and Rollover Contributions made by or on behalf of a Participant shall be credited to that Participant’s appropriate Accounts as soon as practicable after they are transmitted to the Trustee.

b.
As of the last day of each calendar quarter beginning before January 1, 2005, each Employer’s Employer Contribution for each strategic business unit of that Employer as described in Appendix B of the Plan (a “Business Unit”) for that quarter, if any, shall be allocated among and credited to the Employer Contributions Accounts of all Participants within that Business Unit who meet the requirements of subsection 2.1 on the last day of that quarter (including

Participants who were on Employer~~-~~approved leaves of absence or on layoff status on the last day of that quarter), and Participants who were transferred to employment with another Business Unit, Employer or a Related Company during that quarter or whose Termination Date occurred under paragraph 9.3(a), (b) or (c) during that quarter (provided that each such Participant met the requirements of paragraph 2.1(b) on the date immediately preceding the Participant’s leave of absence, transfer or termination), in the same ratio that each such Participant’s Eligible Compensation from that Employer during that quarter bears to the total Eligible Compensation paid by that Employer during that quarter to all Participants within the applicable Business Unit who are eligible for an allocation under this paragraph 7.3(b).

c.
As of the last day of each Plan Year beginning on or after January 1, 2005 and before January 1, 2009, each Employer’s Employer Contribution that is determined and made by reference to a Business Unit for that year, if any, shall be allocated among and credited to the Employer Contributions Accounts of all Participants within that Business Unit who meet the requirements of subsection 2.1 on the last day of that year (including Participants who were on Employer-approved leaves of absence or on layoff status on the last day of that year), and Participants who were transferred to employment with another Business Unit, Employer or a Related Company during that year or whose Termination Date occurred under paragraph 9.3(a), (b) or (c) during that year (provided that each such Participant met the requirements of paragraph 2.1(b) on the date immediately preceding the Participant’s leave of absence, transfer or termination), in the same ratio that each such Participant’s Eligible Compensation from that Employer during that Plan Year bears to the total Eligible Compensation paid by that Employer during that Plan Year to all Participants within the applicable Business Unit who are eligible for an allocation under this paragraph 7.3(c).

d.
On and after July 1, 2008, each Employer’s non~~‑~~-discretionary Employer Contribution that is made under Section 5.1 for that year shall be made and allocated as soon as reasonably practicable after the end of each payroll period to the Employer Contributions Accounts of those Participants employed during such payroll period.

e.
Employer Contributions under Section 5.7 shall be made and allocated as soon as reasonably practicable after the end of each payroll period to the Employer Contributions Accounts of those Transition A Participants and Transition B Participants employed during such payroll period.

For purposes of Section 8, Employer Contributions for any Plan Year (or portion thereof) will be considered to have been made on the last day of that year, regardless of when paid to the Trustee. Notwithstanding any provisions of this Section 7 to the contrary, unless the Administration Committee establishes uniform rules to the contrary, contributions made to the Plan shall share in the income, gains and losses of the Investment Funds only when actually made to the Trustee.

7.4.Statement of Plan Interest. As soon as practicable after the last day of each Plan Year quarter and at such other intervals, if any, as the Administration Committee may decide, the Administration Committee shall provide each Participant with a statement reflecting the balances of the Participant’s Account and such other information as is required by Section 105(a)(2) of ERISA.

7.5.Correction of Error. In the event of an error in the adjustment of a Participant’s Accounts, the Administration Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made, or the Employers may make an additional contribution to permit correction of the error. Except as provided in this subsection 7.5 or as otherwise determined by the Administration Committee, the Accounts of other Participants shall not be readjusted on account of such error.

SECTION 8

Limitations on Compensation, Contributions and Allocations

8.1.Reduction of Contribution Rates. The Administration Committee may (i) unilaterally modify or revoke any Elective Deferral or After-Tax Contribution election made by a Participant pursuant to subsections 4.1 or 4.2 to conform the operation of the Plan to Code Sections 401(k)(3), 401(m)(2) and 415, (ii) reduce (to zero if necessary) the amount of Matching, Qualified Matching, Qualified Nonelective Contributions or Employer Contributions that would otherwise be made on behalf of a Participant pursuant to Article 5 to conform the operation of the Plan to Code Section 415, or (iii) reduce (to zero if necessary) the level of Matching Contributions to be made on behalf of Highly Compensated Participants pursuant to Section 5 to conform the operation of the Plan to Code Section 401(m)(2).

8.2.Compensation for Limitation/Testing Purposes. “Compensation” for purposes of this Section 8 shall include:

a.
the amount shown as “wages” for purposes of federal income tax withholding on any Form W-2 issued by an Employer or Related Company to the Participant for the Plan Year but excluding, solely for purposes of subsections 8.7 and 8.9, any severance payments paid upon termination of employment; plus

b.
the amount of any Elective Deferral Contributions and any other elective contributions made on the Participant’s behalf for the Plan Year to a plan sponsored by an Employer or Related Company that are not includable in the Participant’s gross income pursuant to Code Section 125, 402(a)(8) or, for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4), up to a maximum limit as may be permitted for any Plan Year under Code Section 401(a)(17), taking into account any required proration of such amount under applicable Treasury regulations on account of a short Plan Year. Effective for Plan Years beginning after December 31, 2014, the amount of Compensation that may be taken into account under Code Section 401(a)(17) is $265,000, as adjusted for cost-of-living as described in subsection 4.7 of the Plan.

c.Compensation used for purposes of complying with Code Section 415 (“Section 415 Compensation”) shall be adjusted as set forth herein for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m) or (o)). However, amounts described in subsections (d) and (e) below may only be included in Section 415 Compensation to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Section 415 Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

d.Section 415 Compensation shall include regular pay after severance of employment if:

(1)
the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)	the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

e.Leave cashouts shall be included in Section 415 Compensation if those amounts would have been included in the definition of Section 415 Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in Section 415 Compensation if the compensation would have been included in the definition of Section 415 Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

f.Section 415 Compensation does include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

g.Section 415 Compensation should include compensation paid to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)). This provision shall apply to non-highly compensated Participants.

h.Section 415 Compensation for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants, and no compensation is included in more than one limitation year.

i.If the Plan’s definition of Compensation for purposes of Code Section 415 is the definition in Treasury Regulation Section 1.415(c)-2(b) and the simplified compensation definition of Treasury Regulation 1.415(c)-2(d)(2) is not used, then Section 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

8.3.Limitations on Annual Additions. Except to the extent permitted under paragraph 4.1(b) of the Plan and Code Section 414(v), and notwithstanding any other provision of the Plan to the contrary, a Participant’s Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

a.	$53,000, as adjusted for increases in the cost-of-living under Code Section 415(d); or

b.
100% of the Participant’s Compensation for that Plan Year (for Plan Years beginning before January 1, 1998, excluding amounts described in clause (b) of subsection 8.2), calculated as if each Section 415 Affiliate (described below) were a Related Company, reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that if any other such plan has a similar provision, the reduction shall be pro rata. The Plan Year shall be the limitation year for purposes of this subsection 8.3. The limitation year may only be changed by a plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.
The term “Annual Additions” means, with respect to any Participant for any Plan Year, the sum of all contributions (excluding Rollover Contributions and catch-up Elective Deferrals described in paragraph 4.1(b)) and forfeitures allocated to a Participant’s Accounts under the Plan for such year pursuant to subsections 7.3 and 11.7, excluding Elective Deferrals that are distributed as excess deferrals in accordance with subsection 8.6, but including any Elective Deferral, After-Tax or Matching Contributions (the latter even if forfeited) treated as excess contributions or excess aggregate contributions under subsections 8.8, 8.10 and 8.11. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account of a Participant (as defined in Code Section 415(1)) under a defined benefit plan and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in Code Section 419A(d)(2)), which is maintained by an Employer or a Related Company or a Section 415 Affiliate. “Section 415 Affiliate” means any entity that would be a Related Company if the ownership test of Code Section 414 was “more than 50%” rather than “at least 80%.”

Annual additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court~~‑~~-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions,
Annual additions for purposes of Code Section 415 shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Code Section 411(a)(7)(13) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.
8.4.Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code Section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble of the final Code Section 415 regulations.

8.5.Additional Rules Applicable to Limitation on Annual Additions. For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the Participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of subsection 8.3, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Treasury Regulation Section 1.414(c)-5, as modified by Treasury Regulation Section l.415(a)-1(f)(1). For purposes of this subsection 8.3:

a.
A former Employer is a “predecessor employer” with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Treasury Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor employer constituted a single employer under the rules described in Treasury Regulation Section 1.415(a)-l(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Treasury Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

b.
With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-l(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-1(f)(l) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treasury Regulation Section 1.415(a)-l (f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Treasury Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of the controlled group).
Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Treasury Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

8.6.Section 402(g) Limitation. In no event shall the Elective Deferrals for a Participant under the Plan (together with elective deferrals under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed the maximum amount permitted for such year under Code Section 402(g) (including, to the extent applicable, the amount permitted for such year pursuant to subsection 402(g)(1)(C) with respect to catch-up Elective Deferrals). If during any taxable year a Participant is also a participant in any other cash-or-deferred arrangement, and if the Participant’s elective deferrals made under such other arrangements together with the Participant’s Elective Deferrals and, if applicable, the Participant’s catch-up Elective Deferrals exceed the maximum amount permitted for the Participant for that year under Code Section 402(g), the following provisions shall apply:

a.
The Participant, not later than March 1 following the close of such taxable year, may request the Administration Committee to direct the Trustee to distribute all or a portion of such excess to the Participant, together with any gains or losses allocable thereto for that Plan Year and, in the case of distributions in Plan Years beginning before January 1, 2007, for the period from the close of such Plan Year to a date that is no more than seven calendar days before the date of distribution.

b.
Such gains and losses shall be determined in accordance with any reasonable method adopted by the Administration Committee that complies with Treas. Reg. Section 1.402(g)-1(e)(5) and is used consistently for all Participants and all corrective distributions for such year.

c.
Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Administration Committee in its sole discretion. If the Administration Committee is so notified, such excess amount shall be distributed to the Participant no later than the April 15 following the close of the Participant’s taxable year.

d.
If the applicable limitation for a Plan Year is exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Administration Committee shall direct such excess Elective Deferrals (with allocable gains or losses for that Plan Year and, in the case of distributions in Plan Years beginning before January 1, 2007, for the period from the close of such Plan Year to a date that is no more than seven calendar days before the date of distribution) to be distributed to the Participant as soon as practicable after the Administration Committee is notified of the excess deferrals by the Company, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant’s taxable year).

Notwithstanding the foregoing provisions of this subsection 8.6, the dollar amount of any distribution due hereunder shall be reduced by the dollar amount of any Elective Deferrals previously distributed to the same Participant pursuant to subsection 8.8, provided, however, that for purposes of subsections 8.3 and 8.7, the correction under this subsection 8.6 shall be deemed to have occurred before the correction under subsection 8.8.

8.7.Section 401(k)(3) Testing. For any Plan Year, the amount by which the average of the Deferral Percentages (as defined below) of each eligible employee who is Highly Compensated for such Plan Year (the “Highly Compensated Group Deferral Percentage”) exceeds the average of the Deferral Percentages for such Plan Year of each eligible employee who is not Highly Compensated (the “Non-Highly Compensated Group Deferral Percentage”) for such Plan Year shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. “Deferral Percentage” for any eligible employee for a Plan Year shall be determined by dividing the Participant’s Elective Deferrals and, to the extent designated by the Administration Committee, the Participant’s Qualified Matching Contributions or Qualified Nonelective Contributions (or both) for the year by the Participant’s Compensation for the year, subject to any special rules set forth in applicable Treasury regulations. For purposes of this subsection 8.7, the provisions of Code Section 410(k)(3) and Treas. Reg. § 1.401(k)-1(b) are herein incorporated by reference, and any Qualified Matching Contributions and any Qualified Nonelective Contributions used in determining a Participant’s Deferral Percentage shall satisfy the requirements of Treas. Reg. Section 1.401(k)-2(a)(6). Amounts that are catch -up Elective Deferrals made in accordance with paragraph 4.1(b) of the Plan and Code Section 414(v) shall be disregarded for purposes of this subsection 8.7. Effective January 1, 2012, this Plan is intended to be a qualified automatic contribution arrangement that satisfies the requirements of Code Section 401(k)(13). As a result, the foregoing provisions of Subsection 8.7 and the provisions of Subsection 8.8 shall no longer apply.

8.8.Correction Under Section 401(k) Test. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.7, the following provisions shall apply:

a.
Excess Contributions (as defined below) shall be distributed to the Highly Compensated Participants to whose accounts such Excess Contributions were allocated for such Plan Year, together with any gains or losses allocable thereto for that Plan Year and (with respect to Plan Years before January 1, 2008) for the period from the close of such Plan Year to a date that is no more than seven calendar days before the date of distribution, except to the extent that any such Excess Contributions are classified as catch-up Elective Deferrals. Excess contributions shall be allocated to the Highly Compensated Participants with the largest amount of Elective Deferrals taken into account under Section 8.7 for the Plan Year in which the excess arose, beginning with the Highly Compensated Participant with the largest amount of such Elective Deferral Contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent that a Highly Compensated Participant is eligible to make catch-up Elective Deferrals for the Plan Year in which the Excess Contributions arose but has not reached the limit on such contributions in effect under the Plan for such Plan Year, Excess Contributions allocated to such Highly Compensated Participant shall be considered catch-up Elective Deferrals and shall not be treated as Excess Contributions.

b.	The term “Excess Contributions” shall mean, with respect to any Plan Year, the excess of;

i.	the aggregate amount of Elective Deferrals actually taken into account in computing the Highly Compensated Group Deferral Percentage for such Plan Year, over

ii.
the maximum aggregate amount of Elective Deferrals permitted under the tests set forth in subsection 8.7 for such Plan Years (determined by hypothetically reducing the Elective Deferrals made on behalf of Highly Compensated Participants for such year in order of their actual Deferral Percentages, beginning with the highest of such percentages).

c.
The gain or loss allocable to Excess Contributions shall be determined in accordance with any reasonable method adopted by the Committee that complies with Treas. Reg. Section 1.401(k)-2(b)(iv)(B) and is used consistently for all Participants and all corrective distributions for such year.

The amounts to be distributed to any Participant pursuant to this subsection 8.8 shall be reduced by the amount of any Elective Deferrals distributed to the Participant for the taxable year ending with or within such Plan Year pursuant to subsection 8.6. The Administration Committee shall take such actions and cause any distribution to be made no later than the close of the Plan Year following the Plan Year for which the Excess Contributions were made.
8.9.Code Section 401(m)(2) Testing. For any Plan Year, the amount by which the average of the Contribution Percentages (as defined below) of each eligible employee who is Highly Compensated for such Plan Year (the “Highly Compensated Group Contribution Percentage”) exceeds the average of the Contribution Percentages of each eligible employee who is not Highly Compensated (the “Non-Highly Compensated Group Contribution Percentage”) for such Plan Year shall be less than or equal to either (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. The “Contribution Percentage” for any eligible employee for a Plan Year shall be determined by dividing the Participant’s After-Tax Contributions and Matching Contributions (excluding Matching Contributions forfeited in accordance with subsection 5.6) and, to the extent designated by the Administration Committee, the Participant’s Qualified Matching contributions or Qualified Nonelective Contributions (or both) for such year by the Participant’s Compensation for the year, subject to any special rules set forth in the applicable Treasury regulations. The provisions of Code Section 401(m)(2) and Treas. Reg. § 1.401(m)-1(b) are herein incorporated by reference, and any Qualified Matching Contribution or Qualified Nonelective Contribution used in determining a Participant’s Contribution Percentage shall satisfy the requirements of Treas. Reg. Section 1.401(m)-2(a)(6). Effective January 1, 2012, this Plan is intended to be a qualified automatic contribution arrangement that satisfies the requirements of Code Section 401(m)(12). As a result, the foregoing provisions of Subsection 8.9 and the provisions of Subsection 8.10 shall no longer apply.

8.10.Correction Under Section 401(m) Test. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.9, the following provisions shall apply:

a.
Excess Aggregate Contributions (as defined below) shall be forfeited, if forfeitable, or if not forfeitable, distributed to the Highly Compensated Participants to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year, together with any gains or losses allocable thereto for that Plan Year and (with respect to Plan years before January 1, 2008) for the period from the close of such Plan Year to a date that is no more than seven calendar days before the date of distribution.

Excess Aggregate Contributions shall be allocated to the Highly Compensated Participants with the largest amount of After-Tax and Matching contributions taken into account under the tests in Section 8.9 for the Plan Year in which the excess arose, beginning with the Highly Compensated Participant with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.

b.	The term “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

i.	the aggregate amount of After-Tax and Matching Contributions actually taken into account in computing the Highly Compensated Group Contribution Percentage for such Plan Year, over

ii.
the maximum aggregate amount of After-Tax and Matching Contributions permitted under the tests set forth in subsection 8.9 for such Plan Year (determined by hypothetically reducing the contributions made on behalf of Highly Compensated Participants in order of their Contribution Percentage beginning with the highest of such percentages).

c.
The gain or loss allocable to Excess Aggregate Contributions shall be determined in accordance with any reasonable method adopted by the Administration Committee that complies with Treas. Reg. Section 1.401(m)-2(b)(2)(iv)(B) and is used consistently for all Participants and all corrective distributions for such year.

d.
Excess Aggregate Contributions shall be deemed attributable to, first, any unmatched After-Tax Contributions, then (if necessary) a proportionate share of matched After-Tax Contributions and the Matching Contributions allocable thereto, and last, any remaining Matching Contributions.

The Administration Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were contributed. Matching Contributions that are Excess Aggregate Contributions and are not yet vested in accordance with subsection 9.1 shall be forfeited as of the end of the Plan Year following the Plan Year in which the Excess Aggregate Contributions arose and treated in the same manner as any other forfeiture under the Plan.
8.11.Forfeiture of Orphan Matching Contributions. Matching Contributions attributable to excess Elective Deferral or After-Tax Contributions distributed in accordance with subsections 8.6, 8.8 or 8.10 shall be forfeited as of the end of the Plan Year to which such corrective distributions relate and treated in the same manner as any other forfeiture under the Plan.

8.12.Highly Compensated. An employee or Participant shall be “Highly Compensated” for any Plan Year if the employee or Participant:

a.	is a five percent (5%) owner of an Employer or a Related Company at any time during that year or the prior Plan Year; or

b.	for the preceding Plan Year, received Compensation in excess of $120,000 (indexed for cost-of-living adjustments under Code Section 415(d)).

8.13.Separate Testing of Early Eligible Group. Notwithstanding the foregoing provisions of this Section 8, for any Plan Year the Administration Committee may elect, in accordance with applicable Treasury regulations, to apply the tests set forth in subsections 8.8 and 8.10 separately with respect to all eligible employees who would not have been eligible to participate in the Plan for that Plan Year had the Plan utilized the maximum age and service requirements for eligibility permitted by the Code.

SECTION 9

Vesting and Termination Dates

9.1.Determination of Vested Interest. A Participant shall at all times have a nonforfeitable interest in the Participant’s Pre-Tax Elective Deferral Account, Roth Elective Deferral Account, After-Tax Account, Rollover Account, Qualified Matching Account, Qualified Nonelective Account and QVEC Account. If a Participant is employed by an Employer or Related Company after June 30, 2008, such Participant’s interest in the Participant’s Matching Account and the Participant’s Employer Contributions Account shall be fully vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage
fewer than 2	0%
2 or more	100%

provided, however, that any Participant whose vested percentage would be greater under the vesting schedule in effect immediately prior to July 1, 2008, shall have the Participant’s vested percentage determined under that prior vesting schedule.
If a Participant is employed by an Employer or Related Company after December 31, 2006 but not after June 30, 2008, such Participant’s interest in the Participant’s Matching Account and the Participant’s Employer Contributions Account shall be fully vested and nonforfeitable in accordance with the following schedule:

Years of Service	Vested Percentage
fewer than 1	0%
1 but less than 3	33%
3 but less than 5	66%
5 or more	100%

If a Participant is not employed by an Employer or Related Company after December 31, 2006:

a.	the Participant’s nonforfeitable interest in the Participant’s Matching Account shall be determined in accordance with the schedule above; and

b.	the Participant’s nonforfeitable interest in the Participant’s Employer Contributions Account shall be determined in accordance with the following schedule:

Years of Service	Vested Percentage
fewer than 1	0%
1 but less than 5	33%
5 or more years	100%

Notwithstanding the foregoing provisions of this subsection 9.1, a Participant hired by the Company or a Related Company prior to January 1, 1996, shall be fully vested in the Participant’s Employer Contributions Account without regard to the schedules set forth above.
9.2.Accelerated Vesting. Notwithstanding the foregoing provisions of this Section 9, a Participant shall have a fully vested, nonforfeitable interest in all the Participant’s Accounts when the Participant attains age 65, dies or becomes disabled within the meaning of paragraph 9.3(b) while employed by an Employer or a Related Company. In addition, in the event of the Plan’s termination (in accordance with subsection 13.2) or partial termination (as determined under applicable law and regulations) or the complete discontinuance of Employer and Matching Contributions to the Plan, each affected Participant shall have a fully vested, nonforfeitable interest in all the Participant’s Accounts.

9.3.Termination Dates. A Participant’s “Termination Date” shall be the date on which the Participant’s employment with the Employers and the Related Companies is terminated because of the first to occur of the following events:

a.
Retirement. The Participant retires or is retired from the employ of the Employers and Related Companies and is entitled to retirement income as defined and determined under the terms of the A. M. Castle & Co. Salaried Employees Pension Plan or any other defined benefit pension plan sponsored by the Company, or, if the Participant’s Employer is not a sponsor of any defined benefit pension plan, would be entitled to such a payment if the Participant’s Employer maintained the A. M. Castle & Co. Salaried Employees Pension Plan.

b.
Disability. The Participant leaves the employ of the Employers and Related Companies at any age because of disability. A Participant will be considered disabled for purposes of the Plan if the Participant is awarded disability insurance benefits under the Social Security Act, if the Participant is entitled to a pension for permanent incapacity under the terms of the A. M. Castle & Co. Hourly Employees Pension Plan, or would be entitled to such a pension if the Participant’s Employer maintained that plan, or if the Participant is entitled to a benefit under a long term disability salary continuation plan maintained by the Participant’s Employer, or would be entitled to a benefit under such a plan if the Participant met the minimum service requirements for eligibility under the plan.

c.	Death. The Participant’s death.

d.	Resignation or Dismissal. The Participant resigns or is dismissed from the employ of the Employers and the Related Companies before retirement or disability as described in paragraph (a) or (b) above.

9.4.Distribution Upon Separation. Notwithstanding any other provision of the Plan to the contrary, a Participant may not commence distribution of the Participant’s Elective Deferral Account, Qualified Matching Account or Qualified Nonelective Account pursuant to Section 11 unless:

a.
for periods prior to January 1, 2002, the Participant has had a “separation from service” (within the meaning of Code Section 401(k)(2) as in effect prior to January 1, 2002), or the requirements of Code Section 401(k)(10) as then in effect are satisfied; and

b.
for periods after December 31, 2001, the Participant has incurred a severance from employment (within the meaning of Code Section 401(k) as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001), including a separation from employment that occurred before January 1, 2002.

SECTION 10

Loans and Withdrawals of Contributions While Employed

10.1.Loans to Participants. The Administration Committee, upon request by a Participant who is an employee of an Employer or Related Company or who is a “party in interest” with respect to the Plan (as such term is defined in Section 3(14) of ERISA) in such form as the Administration Committee may require, may authorize a loan to be made to the Participant from the Participant’s vested interest in the Trust Fund, excluding any amount in the Participant’s QVEC Account, subject to the following:

a.
No loan shall be made to a Participant if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to such Participant under this Plan and under any other qualified retirement plans maintained by the Employers and the Related Companies does not exceed the lesser of (i) $50,000, reduced by the excess, if any, of

A.	the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made, over

B.
the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or the greater of $10,000 or one-half of the aggregate vested interest of the Participant under all such plans;

or (ii) the greater of one-half of the aggregate vested interest of the Participant under all such plans or $10,000; and no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loans to the Participant from the Plan would exceed one-half of the total vested balance of the Participant’s Accounts under the Plan as of the date the loan is made.

b.
Subject to the limitations of paragraph (a) next above, no loan shall be made to a Participant unless it is for an amount that is at least equal to $1,000. A Participant may not have more than two loans outstanding at any time.

c.	Each such loan shall provide for:

i.
a reasonable repayment period of not more than five years from the date of the loan except in the case of a loan on or after January 1, 2000 used to acquire the Participant’s principal residence, in which case, the repayment period may be up to ten (10) years but not beyond the Participant’s normal retirement age, within the meaning of Code Section 411 (a)(8);

ii.	a reasonable rate of interest;

iii.	substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly;

iv.	such other terms and conditions as the Administration Committee shall determine; and

shall be evidenced by an agreement set forth in writing or in such other form as the Administration Committee may provide from time to time in accordance with uniform procedures consistently applied. Notwithstanding any provision of this Section 10 to the contrary, negotiation of a loan check shall evidence the Participant’s acceptance of and consent to be bound by the terms and conditions of such loan.

d.	Promissory notes or other indicia of indebtedness shall be held by the Trustee under the Loan Fund, unless delegated by the Trustee to the Administration Committee.

e.	Payments of principal and interest to the Trustee with respect to any loan to a Participant:

i.	shall reduce the outstanding balance with respect to that loan;

ii.	shall reduce the balance of the Participant’s Loan Fund;

iii.	shall be credited to the Participant’s appropriate Account (other than the Participant’s QVEC Account); and

iv.	shall be invested in the Investment Funds in accordance with the Participant’s most recent investment election.

f.
A Participant’s obligation to repay a loan (or loans) from the Plan shall be secured by the portion of the Participant’s vested interest in the Plan equal to the outstanding balance of the loan plus accrued but unpaid interest as of any date on or after the loan is made; provided, however, that not more than 50% of the Participant’s vested account balance, determined immediately after origination of the loan, shall be taken into account as security for the loan.

g.
During the Participant’s employment with the Employers or Related Companies, loan repayments will be made by payroll deductions. After termination of employment or during any other period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check.

h.	The loan may be prepaid in full at any time without penalty.

i.
Except in the case of a Participant who is a party in interest to the Plan, any outstanding loan of a Participant shall become immediately due and payable upon the Participant’s Termination Date. Notwithstanding any other provision of the Plan to contrary, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term or upon acceleration in accordance with the preceding sentence, a default shall occur and the Trustee shall apply all or a portion of the Participant’s vested interest in the Plan in satisfaction of such outstanding obligation, after all other adjustments required under the Plan have been made, but before any payment or distribution to any person pursuant to the provisions of Section 11.

j.	The Administration Committee shall establish uniform procedures for applying for a loan, evaluating loan applications, and setting reasonable rates of interest.

10.2.Withdrawals During Employment. Subject to the following provisions of this subsection 10.2, a Participant whose Termination Date has not yet occurred may elect to withdraw all or part of the Participant’s interest in the Investment Funds (other than the Loan Fund) in such proportion as the Participant shall direct and upon such prior notice as the Administration Committee may require, as provided and in the order set forth below:

a.	up to 100% of the After-Tax Contributions (excluding any earnings thereon) made by the Participant prior to January 1, 1987;

b.	up to 100% of the Participant’s After-Tax Account (excluding pre-1987 contributions);

c.	up to 100% of the Participant’s QVEC Account (including earnings thereon);

d.	up to 100% of the Participant’s Rollover Account (including earnings thereon);

e.	in the event of the Participant’s attainment of age 59 1/2, up to 100% of the vested balances in all of the Participant’s Accounts;

f.	in the event of a Hardship, up to 100% of the vested portion of, first, the Participant’s Employer Contributions Account, and then the Participant’s Matching Account;

g.	in the event of a Hardship, up to 100% of the Elective Deferrals credited to the Participant’s Elective Deferral Account (excluding any earnings thereon); and

h.
in the event a Participant is ordered or called to active military duty for a period in excess of 179 calendar days and qualifies for a “qualified reservist distribution” under Code Section 79(t)(2)(G)(iii), up to 100% of the vested balances in all of the Participant’s Accounts.

No portion of a Participant’s Qualified Matching Account or Qualified Nonelective Account may be withdrawn prior to the Participant’s attainment of age 59½.
10.3.Hardship Withdrawals. A withdrawal will not be considered to be made on account of “Hardship” unless the following requirements are met:

a.	The withdrawal is requested because of an immediate and heavy financial need of the Participant, and will be so deemed if the Participant represents that the withdrawal is made on account of:

i.
expenses for (or necessary to obtain) medical care incurred by the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)), or the Participant’s primary beneficiary under the Plan that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

ii.	costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

iii.
payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B) or the Participant’s primary beneficiary under the Plan;

iv.	the need to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence;

v.
payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and 152(d)(1)(B)) or the Participant’s primary beneficiary;

vi.
expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

vii.	any other circumstances of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service of general applicability.

b.	The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Participant. The withdrawal will be deemed necessary to satisfy such need if:

i.
the Participant represents that the withdrawal is not in excess of the amount of the immediate and heavy financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal);

ii.
the Participant has obtained all distributions (other than Hardship distributions under this subsection 10.3) and all nontaxable loans currently available under the Plan and all other plans maintained by the Employers and Related Companies; and

Elective Deferrals, After-Tax Contributions and Matching Contributions by or on behalf of the Participant shall be suspended for a period of six months after the Participant makes a Hardship withdrawal under this subsection 10.3, and the Participant shall be prohibited from making any contributions for the same period to any other deferred compensation plan (whether or not qualified), stock option, stock purchase or similar plan maintained by an Employer or Related Company.
SECTION 11

Distributions

11.1.Distributions to Participants After Termination of Employment. If a Termination Date occurs with respect to a Participant, the vested portions of the Participant’s Accounts and all Policies issued on the Participant’s life, or the proceeds thereof, shall be distributed in accordance with the following provisions of this Section 11; provided, however, that if the value of the vested portions of the Participant’s Accounts (including any loans outstanding on the Participant’s Termination Date) does not exceed $5,000, such vested portions shall be distributed to or on behalf of the Participant as soon as practicable after such Termination Date.

11.2.Forms of Benefit Payments. If a Termination Date occurs with respect to a Participant, subject to the provisions of subsections 11.1 and 11.4, the vested balance in the Participant’s Accounts as of any Accounting Date coincident with or following the Participant’s Termination Date the Participant (or the Participant’s Beneficiary) elects (after all adjustments then required under the Plan have been made) and all Policies issued on the Participant’s life, or the proceeds thereof, shall be distributed to the Participant or, in the event of the Participant’s death, the Participant’s Beneficiary, by one of the following methods which the Participant (or the Participant’s Beneficiary) elects:

a.	By payment in a lump sum. OR

b.
By payment in a series of substantially equal monthly installments in an amount not less than $100 per month over a period not extending beyond the joint life expectancy of the Participant and the Participant’s spouse (if any), or the life expectancy of the Participant’s Beneficiary, if applicable, determined as of the date payments commence. OR

c.	By purchase from the Insurer (defined below) and distribution to the Participant of an annuity, subject to the following:

i.
Methods of payment shall be limited to an annuity payable (A) for life, or (B) for life and a period of fifteen years certain (or, if less, a period certain that does not exceed the Participant’s (or Beneficiary’s) life expectancy as of the date benefits commence).

ii.
An annuity benefit will be of the fixed type under which annuity payments will commence as of a date not later than the date required under subsection 11.4. The premium paid to the Insurer for any annuity will be charged to the Participant’s Accounts when paid. The Administration Committee shall cause the annuity to be delivered to the person or persons entitled to payments under it in a nontransferable form and in a form that is noncommutable. OR

d.
In the case of a Policy purchased on the life of such Participant pursuant to subsection 6.3, by assignment of such Policy to the Participant or by surrender of such Policy for cash and application of the cash proceeds for the benefit of the Participant or Beneficiary by either of the methods specified in paragraphs (a) and (b) next above.

The term “Insurer” means any life insurance company issuing Policies held by the Trustee under the Plan or issuing an investment-type annuity contract under which a portion of the Fixed Income Fund is invested or any life insurance company authorized to do business in the State of Illinois and selected by the Administration Committee. If a Participant dies before receiving all of the Participant’s benefits payable in accordance with this subsection 11.2, any remaining portion of the Participant’s Account balances shall be paid, as soon as practicable, to or for the benefit of the Participant’s Beneficiary in one of the methods described in this subsection 11.2 as is selected by the Beneficiary.

A Participant’s interest in the Company Stock Fund shall be distributed to the Participant (or in the event of the Participant’s death, the Participant’s Beneficiary) in the form of Common Stock, unless such Participant (or Beneficiary) elects to receive the Participant’s entire interest in the Company Stock Fund in cash, subject to such valuation procedures as the Administration Committee in its discretion shall establish. The remaining portion of the Participant’s Account shall be distributed in cash. Notwithstanding the foregoing, if a Participant retires under a pension plan sponsored by the Participant’s Employer and such Participant elects installment payments under paragraph (b) above, prior to the commencement of such installments the Participant shall choose to either (i) transfer the Participant’s interest in the Company Stock Fund to the other Investment Funds (except the Loan Fund) and have the Participant’s installments based on the Participant’s entire Account balance, or (ii) receive the Participant’s interest in the Company Stock Fund in the form of Common Stock as a partial lump sum payment coincident with the first such installment, and have the remaining portion of the Participant’s Account distributed in installments in cash.
11.3.Special Rules Governing Annuity Elections. If a married Participant elects distribution in the form of an annuity pursuant to paragraph 11.2(c), the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

a.
The vested portions of the Participant’s Accounts, shall be used to purchase a nontransferable “Joint and Survivor Annuity” (that is, an immediate annuity payable for the life of the Participant with a survivor annuity payable for the life of the Participant’s spouse which is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless the Participant elects another form of annuity and, if applicable, a Beneficiary other than the Participant’s spouse, with the consent of the Participant’s spouse to such form and Beneficiary, during the 180-day period immediately preceding the Participant’s Distribution Date. With regard to the election, the Administration Committee shall provide to the Participant no less than thirty (30) calendar days and no more than ninety (90) calendar days (or effective January 1, 2007, 180 calendar days) before the “annuity starting date” a written explanation of:

(1)	the terms and condition of the Joint and Survivor Annuity,

(2)	the Participant’s right to make, and the effect of, an election to waive the Joint and Survivor Annuity,

(3)	the right to the Participant’s spouse to consent to any election to waive the Joint and Survivor Annuity,

(4)	the right of the Participant to revoke such election, and the effect of such revocation, and

(5)	the relative values of the various optional forms of benefit payment under the Plan.

Effective for annuity starting dates on or after January 1, 2008, in lieu of a Joint and Survivor Annuity, the Participant shall be permitted to elect an immediate annuity payable for the life of the Participant with a survivor annuity payable for the life of the Participant’s spouse which is 75% of the amount of the annuity payable during the joint lives of the Participant and spouse (a “Qualified Optional Survivor Annuity”).

b.
No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Administration Committee determines that there is no spouse, that the spouse cannot be located or that consent may be waived because of such other circumstances as regulations or rulings under Code Section 417 set forth).

c.
During the period between the Participant’s election of an annuity and the Participant’s Distribution Date, no loan may be made to a Participant pursuant to subsection 10.1, no amount may be withdrawn by the Participant pursuant to subsection 10.2 and no amount may be distributed to the Participant pursuant to this Section 11, in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in paragraph (b) of this subsection 11.3.

d.
Subject to paragraph (e) below, if the Participant dies during the period between the Participant’s election of an annuity and the Participant’s Distribution Date, the vested portions of the Participant’s Accounts and the proceeds of any Policies on the Participant’s life shall be paid to the Participant’s spouse in the form of a straight life annuity as of the Accounting Date coincident with or next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after the Accounting Date coincident with or next following the Participant’s death; provided, however, that a spouse to whom payment is due under this paragraph (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

e.
The provisions of paragraph (d) above shall not apply, and distribution upon the death of the Participant shall be made in accordance with subsection 11.2, if the spouse consents to the designation of a Beneficiary other than the spouse in accordance with subsection 11.5 during the period between the Participant’s election of an annuity and the Participant’s death, and acknowledges that such consent to the Participant’s designation of such Beneficiary constitutes the spouse’s consent to the Participant’s waiver of a qualified preretirement survivor annuity payable to the spouse in accordance with Code Section 417.

f.
A Participant may revoke the Participant’s election pursuant to this subsection 11.3, and may make a new election of any form of distribution permitted under subsection 11.2, at any time and any number of times during the 180-day period immediately preceding the Participant’s Distribution Date; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of the Participant’s spouse in accordance with paragraph (b) of this subsection 11.3 to the new form of distribution and, if applicable, a Beneficiary other than the spouse.

g.	A spouse’s consent in accordance with paragraph (b) of this subsection 11.3 shall be irrevocable.

11.4.Limits on Commencement and Duration of Distributions. The following distribution rules are intended to conform distributions under the Plan to Code Sections 401(a)(9) and 401(a)(14) and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Code Section 401(a)(G):

a.
Unless the Participant elects otherwise, in no event shall distribution commence later than 60 calendar days after the close of the Plan Year in which the latest of the following events occurs: the Participant’s attainment of age 65; the 10th anniversary of the year in which the Participant began participating in the Plan; or the Participant’s Termination Date.

b.
Notwithstanding any other provision herein to the contrary, distribution of the Participant’s Accounts shall commence no later than the Participant’s “Required Beginning Date,” that is, April 1 of the calendar year following the calendar year in which the Participant (i) attains age 70-1/2, or (ii) terminates employment with the Related Companies, whichever is the later; provided, however, that in the case of a Participant who is a 5% or more owner (as described in Code Section 416) during the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, such Participant’s Required Beginning Date shall be determined under clause (i) next above.

11.5.Beneficiary Designations. Subject to the foregoing provisions of this Section 11, the term “Beneficiary” means any legal or natural person or persons (who may be designated contingently or successively) that the Participant designates to receive the vested portion of the Participant’s Accounts upon the Participant’s death; provided, however, that if a Participant was employed by an Employer or Related Company on or after August 22, 1984, and is legally married on the date of the Participant’s death, the Beneficiary shall be the Participant’s spouse unless:

a.
the Participant’s spouse consents to the designation of a Beneficiary other than such spouse in a writing which is filed with the Administration Committee in such form as the Administration Committee may require and which is witnessed by either a notary public or a Plan representative appointed or approved by the Administration Committee; or

b.
it is established to the satisfaction of the Administration Committee that the consent required under paragraph (a) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

A beneficiary designation form will be effective only when the signed form is received by the Administration Committee while the Participant is alive and will cancel all beneficiary designation forms signed earlier. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Participant, the Administration Committee, in its discretion, may direct the Trustee to pay the Participant’s benefits to either:

c.	one or more of the Participant’s relatives by blood, adoption or marriage and in such proportions as the Administration Committee decides; or

d.	the legal representative or representatives of the estate of the last to die of the Participant and the Participant’s Beneficiary.

If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, the Administration Committee, in its sole discretion, may make payment to the legal representative or representatives of the Participant’s estate.
11.6.Forfeitures and Restorations of Unvested Contributions. If a Termination Date occurs with respect to a Participant prior to the Participant’s attaining age 65, before the Participant is credited with five Years of Service under the Plan or is otherwise fully vested in the Participant’s Account, the unvested portion of such Participant’s Matching Account and Employer Contributions Account shall be forfeited as of the Accounting Date next following or coinciding with the earlier of the date as of which the Participant receives a distribution of the vested portion of the Participant’s Accounts or the date the Participant completes five consecutive One Year Breaks in Service. If, however, the Participant is reemployed by an Employer or Related Company before the Participant incurs five consecutive One Year Breaks in Service, the amount forfeited (without adjustment for gains or losses after the forfeiture), if any, shall be restored to the Participant’s Matching Account and Employer Contributions Account, as applicable, as of the last day of the Plan Year in which the Participant was reemployed. Any such restoration shall be made first from current forfeitures, if any, under the Plan and then, if necessary, from a special Employer contribution. If the Participant received a distribution of the vested portion of the Participant’s Matching Account or Employer Contributions Account, the amount restored under the preceding sentence shall be maintained in a separate subaccount within the Participant’s Matching Account or Employer Contributions Account. Such Participant’s vested interest in each subaccount shall be determined by adding the amount of the prior distribution from the Participant’s Matching Account or Employer Contributions Account to the Participant’s separate subaccount balance before applying the schedule in subsection 9.1, and then subtracting the amount of the prior distribution from the amount derived after application of such schedule. If, instead, the Participant is reemployed by an Employer or Related Company after the Participant incurs five consecutive One Year Breaks in Service, the Participant’s reemployment shall have no effect on the forfeiture under this subsection 11.6.

11.7.Application of Forfeitures. Any forfeitures of Matching Contributions (and earnings thereon) or Employer Contributions (and earnings thereon) arising during a Plan Year beginning after December 31, 2007 shall first be used to restore any prior forfeitures required pursuant to subsection 11.6, and then shall be used to reduce future Matching Contributions.

11.8.Facility of Payment. Notwithstanding the provisions of subsections 11.1 and 11.2, if, in the Administration Committee’s opinion, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage the Participant’s financial affairs, the Administration Committee may direct the Trustee to make payment to a relative or friend of such person for the Participant’s benefit until claim is made by a conservator or other person legally charged with the care of the Participant’s person or the Participant’s estate. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of the Participant’s person or the Participant’s estate.

11.9.Direct Rollover Option. To the extent required under Code Section 401(a)(31) and regulations issued thereunder, any person receiving an “eligible rollover distribution” (as defined therein) pursuant to Section 10 or this Section 11 may direct the Committee to transfer such amount, or a portion thereof, to an “eligible retirement plan” (as defined therein), in accordance with uniform rules established by the Committee. An eligible retirement plan shall also include an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

Effective January 1, 2008, an eligible retirement plan shall also include a Roth IRA. For purposes of this direct rollover provision: (i) any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan; and (ii) a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; provided, however, that any such portion may be transferred only to (A) an individual retirement account or annuity described in Code Section 408(a) or (b); or (B) a qualified defined contribution plan described in Code Section 401(a) or 403(a) or, in the case of a distribution after December 31, 2006, a qualified defined benefit plan described in Code Section 401(a) or annuity contract described in Code Section 403(b) that, in either case, agrees to separately account for the amount so transferred (and the earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective for distributions made after December 31, 2006 with respect to a deceased Participant’s Beneficiary who is not a spouse but who is a designated beneficiary within the meaning of Code Section 401(a)(9)(E), such Beneficiary may direct the Administration Committee to transfer such distribution, or portion thereof, to an eligible retirement plan described in Code Section 408(a) or (b) that is established for the purposes of receiving the distribution on behalf of such Beneficiary to the extent that such transfer is permitted by Code Section 402(c)(11) and complies with uniform rules established by the Administration Committee.
11.10.Interests Not Transferable. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of loans made under the Plan and qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by Code Section 414(p) or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the vested Account balance of a Participant awarded to the Participant’s alternate payee may be made in a lump sum payment as soon as practicable after the Administration Committee determines that such order is qualified, without regard to whether the Participant would be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time, so long as the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

11.11.Absence of Guaranty. None of the Administration Committee, the Trustee, or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

11.12.Missing Participants or Beneficiaries. Each Participant and each designated Beneficiary must file with the Administration Committee from time to time in writing the Participant’s post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at the Participant’s last post office address filed with the Administration Committee, or, in the case of a Participant, if no address is filed with the Administration Committee, then at the Participant’s last post office address as shown on the Employers’ records, will be binding on the Participant and the Participant’s designated Beneficiary for all purposes of the Plan. None of the Administration Committee, the Employers or the Trustee will be required to search for or locate a Participant or designated Beneficiary.

11.13.Explanation of Optional Forms and Consent. Each Participant whose Termination Date has occurred and who is eligible to receive a distribution hereunder shall be given a notice of the Participant’s right, if any to defer receipt of the distribution and a description of the consequences of failing to defer receipt, and a notice of the Participant’s right, if any, described in subsection 11.9 (relating to eligible rollover distributions), and a general description of the optional forms of payment, if any, available to the Participant under the Plan. Such notice shall be provided not less than thirty (30) calendar days nor more than 180 calendar days before the date distribution commences. Notwithstanding the foregoing, a distribution may be made less than thirty (30) calendar days after the notice required by this subsection 11.13 is provided to the Participant if the Participant (i) has been informed of the Participant’s right to consider the Participant’s decision for at least thirty (30) calendar days, and (ii) after receiving the notice, affirmatively elects a distribution; provided, however, that in the case of a Participant who has elected to receive a distribution in the form described in paragraph 11.2(c) (relating to annuity contracts), a Participant shall be permitted to revoke the Participant’s distribution election at any time prior to the Participant’s Annuity Starting Date (within the meaning of Code Section 417(e) and regulations thereunder) or, if later, prior to the expiration of the seven (7)- calendar day period beginning on the day after the notice is provided to the Participant, and no distribution with respect to such Participant shall commence before the expiration of such seven (7)-calendar day period. To the extent applicable, the provisions of this subsection 11.13 shall also apply to a withdrawal described in Section 10.

11.14.Required Minimum Distributions After 2001. The Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401 (a)(9) or such other date as may be published by the Internal Revenue Service.

11.15.Required Minimum Distributions After 2002. Required minimum distributions for Plan Years beginning on and after January 1, 2003 shall be determined in accordance with the provisions of Supplement E.

11.16.Restrictions on Distributions. Notwithstanding anything in the Plan to the contrary, amounts attributable to Elective Deferrals shall not be distributed earlier than upon one of the following events:

a.	an employee’s severance from employment, death or disability;

b.	the termination of the Plan without the establishment of a successor plan;

c.	an employee’s attainment of age fifty~~‑~~-nine and one half (59 ½);

d.	the Participant’s “hardship” as defined under Code Section 401(k) and Section 10.3 of this Plan; or

e.	in the case of a qualified reservist distribution, the period described in Code Section 72(t)(2)(G)(iii)(III).

SECTION 12

The Administration Committee

12.1.Membership and Authority. The Administration Committee referred to in subsection 1.3 shall be the “named fiduciary” (as described in Section 402 of ERISA) under the Plan. Except as otherwise specifically provided in this Section 12, in controlling and managing the operation and administration of the Plan, the Administration Committee shall act by a majority of its then Members, by meeting or by writing filed without meeting, and shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Plan:

a.	To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

b.	To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Administration Committee.

c.
In its sole discretion, to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees or rights of Participants and other persons entitled to benefits under the Plan and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions of whatever kind.

d.	To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administration Committee may decide.

e.	To direct all payments of benefits under the Plan.

f.	To act as the “plan administrator” as defined in Section 414(g).

g.	To establish, maintain, and apply claims procedures in accordance with subsection 12.7 below.

The certificate of a majority of the Members of the Administration Committee that it has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.
12.2.Delegation By Administration Committee. In exercising its authority to control and manage the operation and administration of the Plan, the Administration Committee may employ agents and counsel (who may also be employed by the Employers) and delegate to them such powers as the Administration Committee deems desirable. Any such delegation shall be in writing. The writing described in the foregoing sentence shall fully describe the advice to be rendered or the functions and duties to be performed by the delegate or appointee.

12.3.Uniform Rules. In managing the Plan, the Administration Committee will uniformly apply rules and regulations adopted by it to all persons similarly situated.

12.4.Information to be Furnished to Administration Committee. The Employers shall furnish the Administration Committee such data and information as may be required. The records of the Employers and Related Companies as to an employee’s or Participant’s period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Administration Committee such evidence, dates or information as it considers desirable to carry out the Plan.

12.5.Administration Committee’s Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Administration Committee, made by it in good faith, is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administration Committee shall make such adjustment on account thereof as it considers equitable and practicable.

12.6.Exercise of Administration Committee’s Duties
. Notwithstanding any other provisions of the Plan, the Administration Committee shall discharge its duties hereunder solely in the interests of the Participants and other persons entitled to benefits under the Plan and in accordance with the requirements of Section 404 of ERISA and the applicable regulations and judicial interpretations thereunder.

12.7.    Benefit Claims and Legal Action. On behalf of the Plan and in accordance with Sections 503 and 505 of ERISA and Title 29 of Federal Regulations, Section 2560.503-1, the Administration Committee shall establish, maintain, and apply reasonable procedures governing the filing of benefit claims, notification of benefit determinations, and appeal of adverse benefit determinations (hereinafter collectively referred to as claims procedures). A Participant, Beneficiary, or other person claiming benefits under the Plan may not take legal action against the Plan, the Employers, the Administration Committee, or the Members, employees, agents or directors of any of them, unless the claimant has exhausted the claims and appeals procedures established in this subsection. A Participant, Beneficiary, or other person claiming benefits under the Plan must commence litigation with respect to such dispute or claim, if at all, within one (1) year of the date the Administration Committee provides notice that the claim on review has been denied.
12.8.    Remuneration and Expenses. No remuneration shall be paid to any Administration Committee Member as such. However, the reasonable expenses of a Member incurred in the performance of an Administration Committee function shall be reimbursed by the Employers in such proportions as the Company decides.
12.9.Indemnification of the Administration Committee. The Company and each Employer shall indemnify and hold harmless the Administration Committee, each individual Member of the Administration Committee, and any individual acting as an employee, agent or delegatee of any of them (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement) against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature, to the maximum extent permitted by law, which may be imposed on, incurred by or asserted against them arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, the Trust, and any related documents, including expenses reasonably incurred in the defense of any claim relating thereto with respect to the administration of the Plans or the investment of Plan assets, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his or her receipt of personal profit or advantage to which he or she is not entitled.

12.10.Designation or Removal of Administration Committee Member. An Administration Committee Member may resign at any time by giving ten (10) calendar days’ advance written notice to the Employers, the Trustee and the other Administration Committee Members. The Administration Committee may remove a Member by unanimous vote of the other Members, by written notice to the Member, the Employers, and the Trustee.

12.11.Appointment of Successor Administration Committee Member. Members of the Administration Committee shall replace a resigning or removed Member by written appointment of an employee of the Employers to which such employee consents, and shall give prompt written notice thereof to all other Members, the Employers and the Trustee. While there is a vacancy in the membership of the Administration Committee, the remaining Members shall have the same powers as the full Administration Committee until the vacancy is filled.

12.12.Interested Administration Committee Member. A Member of the Administration Committee may not decide or determine any matter or question concerning the Participant’s own benefits under the Plan or as to how they are to be paid to the Member unless such decision could be made by the Member under the Plan if he or she were not a Member of the Administration Committee.

SECTION 13

Amendment and Termination

13.1.Amendment. While the Employers expect and intend to continue the Plan, the Company must reserve and reserves the right, subject to the provisions of the Trust Agreement, to amend the Plan at any time, except that (a) no amendment shall reduce a Participant’s Plan interest to less than the amount the Participant would have been entitled to receive if the Participant had resigned from the employ of all of the Employers and the Related Companies on the day of the amendment, (b) no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law, and (c) no amendment shall decrease a Participant’s accrued benefits, or otherwise place greater restrictions or conditions on a Participant’s rights to Code Section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code Section 411(a)(3) through (11); provided, however, such an amendment is permitted to the extent it applies with respect to benefits that accrue after the applicable amendment date.

13.2.Termination. The Plan will terminate as to all of the Employers on any day specified by the Company if thirty calendar days’ advance written notice of the termination is given to the Trustee and the other Employers. The Plan will terminate as to any Employer on the first to occur of the following:

a.	the date it is terminated by that Employer if thirty (30) calendar days’ advance written notice of the termination is given to the Trustee and the other Employers;

b.	the date that Employer completely discontinues its contributions under the Plan;3

c.	the date that Employer is judicially declared bankrupt or insolvent; or

d.
the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer’s assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

13.3.Merger and Consolidation of the Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan, as applied to that Participant, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to the Participant, had then terminated.

13.4.Distribution on Termination and Partial Termination. If, on termination of the Plan as applied to any Employer, a Participant remains an employee of an Employer or Related Company, the amount of the Participant’s benefits shall be retained in the Trust until after the Participant’s termination of employment with all of the Employers and Related Companies and shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s Beneficiary, in accordance with the provisions of Section 11. That portion of the assets in the Trust attributable to the Participants directly affected by the partial termination (as defined in Rev. Rul. 2007-43 or other applicable guidance issued by the Internal Revenue Service) or total termination or permanent discontinuance (except such part thereof as is used for the payment of expenses) shall become nonforfeitable and fully vested and shall be distributed as though all Participants directly affected by the partial or total termination or permanent discontinuance had retired on the date of such partial termination or total termination or permanent discontinuance. The benefits payable to a Participant whose employment with all of the Employers and Related Companies is terminated coincident with the termination of the Plan as applied to the Participant’s Employer (and the benefits payable to an affected Participant on partial termination of the Plan) shall be paid to the Participant in a lump sum. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

13.5.Notice of Amendment, Termination or Partial Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

SECTION 14

Roth Elective Deferrals

14.1    Roth Elective Deferrals Permitted. Effective January 1, 2013, Roth Elective Deferrals (as defined below), shall be permitted as provided in this Section 14. Roth Elective Deferrals shall be treated in the same manner as Pre-Tax Elective Deferrals for all Plan purposes except as provided in this Section 14. The Administration Committee may, in operation, implement deferral election procedures provided such procedures are communicated to Participants and permit Participants to modify their elections at least once each Plan Year.
14.2    Roth Elective Deferrals. “Roth Elective Deferrals” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and which have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election. A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals, in a Roth Elective Deferral Subaccount; provided, however, that no contributions (including forfeitures) other than Roth Elective Deferrals may be allocated to such Roth Elective Deferral Subaccount. The Plan shall also maintain a record of a Participant’s investment in the contract (i.e., designated Roth Elective Deferrals that have not been distributed).

14.3    Ordering Rules for Loans and Withdrawals. To the extent a Participant requests a loan or withdrawal (including, but not limited to, hardship or other in-service withdrawals) of less than the entire balance of the Participant’s accounts attributable to Elective Deferrals, unless the Administration Committee adopts rules to the contrary or permits Participants to elect otherwise, such withdrawal shall be made first from any Roth Elective Deferrals, if any.
14.4    Corrective Distributions Attributable to Roth Elective Deferrals. For any Plan Year in which a Participant may make both Roth Elective Deferrals and Pre-Tax Elective Deferrals, any distribution of excess deferrals under subsection 8.6, excess contributions under subsection 8.8, excess aggregate contributions under subsection 8.10, and excess annual additions under subsection 8.4 shall be made first from Roth Elective Deferrals, if any, unless the Administration Committee adopts rules otherwise or permits Participants to elect otherwise.
14.5    Rollovers. A direct rollover of a distribution from a Participant’s Roth Elective Deferral Subaccount shall only be made to another Roth Elective Deferral account of an applicable retirement plan as described in Code Section 402A(e)(l) or to a Roth IRA as described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
This Plan shall accept a rollover contribution to a Participant’s Roth Elective Deferral Subaccount only if it is a direct rollover from another Roth Elective Deferral account of an applicable retirement plan as described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). The Administration Committee, operationally and on a uniform and nondiscriminatory basis, may decide whether to accept any such rollovers.
This Plan shall not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Elective Deferral Subaccount if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Subaccount is not taken into account in determining whether distributions from a Participant’s other accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral Subaccount are taken into account in determining whether the total amount of the Participant’s Account balances under the Plan exceed the Plan’s limits for purposes of mandatory distributions from the Plan.
The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from a Participant’s Roth Elective Deferral Subaccount as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.
14.6    Automatic Enrollment. If the Plan utilizes an automatic enrollment feature (i.e., in the absence of an affirmative election by a Participant, a certain amount or percentage of Compensation will automatically be contributed to the Plan as an Elective Deferral), then such Elective Deferral shall be a Pre-Tax Elective Deferral.

14.7    Operational Compliance. The Administration Committee will administer Roth Elective Deferrals in accordance with applicable regulations or other binding authority not reflected in this Section 14. Any applicable regulations or other binding authority shall supersede any contrary provisions of this Section 14.

IN WITNESS WHEREOF, this amended and restated Plan has been executed this 24th day of July 2015, to be effective as of January 1, 2015, except where otherwise provided.
A. M. CASTLE & CO.

Signed: /s/ Marec E. Edgar

Printed Name: Marec E. Edgar
Title: Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

APPENDIX A - Defined Terms

Section	Term	Section	Term
1.5	Accounting Date	5.3	Qualified Matching Contribution
7.1	Accounts	1.2	Related Company
1.3	Administration Committee	11.4	Required Beginning Date
7.1	After~~‑~~-Tax Account	7.1	Rollover Account
4.2	After~~‑~~-Tax Contributions	4.5	Rollover Contributions
8.3	Annual Additions	8.3	Section 415 Affiliate
11.5	Beneficiary	9.3	Termination Date
7.3(b)	Business Unit	5.7	Transition A Participant
1.1	Code	5.7	Transition B Participant
1.1	Company	1.3	Trust
8.2	Compensation	1.3	Trustee
8.9	Contribution Percentage	1.1	Tube Supply
8.7	Deferral Percentage	3.1	Tube Supply Plan
4.1 1.1	Elective Deferrals Effective Date	3.1/3.4	Year of Service
4.6	Eligible Compensation
1.2	Employer
7.1	Employer Contributions Account
5.1	Employer Contribution
8.8(b)	Excess Contributions
8.8	Highly Compensated
8.9	Highly Compensated Group Contribution Percentage
8.7	Highly Compensated Group Deferral Percentage
11.2	Insurer
6.1	Investment Funds
11.3	Joint and Survivor Annuity
2.4	Leased Employee
6.1	Loan Fund
7.1	Matching Account
5.2	Matching Contributions
3.2	Maternity or Paternity Absence
8.9	Non~~‑~~-Highly Compensated Group Contribution Percentage
8.7	Non~~‑~~-Highly Compensated Group Deferral Percentage
3.2	One Year Break in Service
2.1	Participant
1.1	Plan
1.4	Plan Year
6.3	Policies
7.1	Pre-Tax Elective Deferral Account
4.1	Pre-Tax Elective Deferral
4.1(d) 7.1	QACA Notice Qualified Matching Account

APPENDIX B
Identification of Employer Business Units
As of January 1, 2008, the separate strategic business units (“Business Unit”), if any, of each Employer, are as follows:

Employer	A. M. Castle & Co.

Business Unit - A. M. Castle & Co. and Total Plastics, Inc.

Employer	Oliver Steel Plate Co.

Business Unit - Oliver Steel Plate Co.

As of July 1, 2008, the Employer no longer maintains Business Units.

SUPPLEMENT A
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Top-Heavy Status)

Application
A-1. This Supplement A to A. M, Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) shall be applicable on and after the date on which the Plan becomes Top-Heavy (as described in subsection A-5).

Effective Date	A-2. The Effective Date of this Supplement A is January 1, 1984.

Definitions
A-3. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A. All terms and provisions of the Plan shall apply to this Supplement A, except that where the terms and provisions of the Plan and this Supplement A conflict, the terms and provisions of this Supplement A shall govern.

Affected Participant
A-4. For purposes of this Supplement A, the term “Affected Participant” means each Participant who is employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy; provided, however, that it shall not include any Participant who is covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between the Participant’s Employer and the Participant’s collective bargaining representative.

Top-Heavy
A-5. The Plan shall be “Top-Heavy” for any Plan Year if, as of the Determination Date for that year (as described in paragraph (a) next below), the present value of the benefits attributable to Key Employees (as defined in subsection A-6) under all Aggregation Plans (as defined in subsection A-9) exceeds 60% of the present value of all benefits under such plans. The Top~~‑~~Heavy requirements of Code Section 416 and this Supplement A shall not apply in any year in which this Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or Code Section 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or Code Section 401(m)(12) are met. The foregoing determination shall be made in accordance with the provisions of Code Section 416. Subject to the preceding sentence:

(a) The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan year of that plan, the last day of that year. The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date. If the plan years of all Aggregation Plans do not coincide, the Top~~-~~Heavy status of the Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the Plan’s Determination Date.

(b) Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under Code Section 219, any amounts attributable to employee~~-~~initiated rollovers or transfers made after December 31, 1983 from a plan maintained by an unrelated employer, or, in the case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by Code Section 412 or are made for the plan’s first plan year.

(c) The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.

The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(d) The accrued benefit of any participant who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

(e) The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related Companies; or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

(f) The present value of benefits under all defined benefit plans shall be determined on the basis of the actuarial assumptions specified in the A. M. Castle & Co. Salaried Employees Pension Plan.

Key Employee
A-6. The term “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of any Employer or Related Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of any Employer or Related Company, or a 1-percent owner of any Employer or Related Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

Compensation
A-7. The term “Compensation” for purposes of this Supplement A means an employee’s wages for Federal income tax withholding purposes as reported on any Form W-2 issued to him or her by an Employer or Code Section 415 Affiliate plus, for purposes of determining whether an employee is a Key Employee for Plan Years beginning on or after January 1, 1989, and for all other purposes for Plan Years beginning on and after January 1, 1998, any elective contributions made on the Participant’s behalf for such year to a Plan sponsored by an Employer or Section 415 Affiliate that are excludable from the Participant’s gross income pursuant to Code Section 125, 402(g) or, for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4).

Non-Key Employee	A-8. The term “Non-Key Employee” means any employee (or beneficiary of a deceased employee) who is not a Key Employee.

Aggregation Plan	A-9. The term “Aggregation Plan” means the Plan and each other retirement plan maintained by an Employer or Related Company which is qualified under Code Section 401 (a) and which:

(a) during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a participant;

(b) during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410; or

(c) at the election of the Employer, would meet the requirements of Code Sections 401(a)(4) and 410 if it were considered together with the Plan and all other plans described in paragraphs (a) and (b) next above.

Required Aggregation Plan	A-10. The term “Required Aggregation Plan” means a plan described in either paragraph (a) or (b) of subsection A-9.

Permissive Aggregation Plan	A-11. The term “Permissive Aggregation Plan” means a plan described in paragraph (c) of subsection A-9.

Vesting
A-12. For any Plan Year during which the Plan is Top-Heavy, the Account balances of any Affected Participant who has completed at least three Years of Service shall be 100% vested. If the Plan ceases to be Top-Heavy for any Plan Year, the provisions of this subsection A-12 shall continue to apply to (i) the portion of an Affected Participant’s Employer Contributions Account balances which were accrued and vested prior to such Plan Year (adjusted for subsequent earnings and losses) and (ii) in the case of an Affected Participant who had completed at least 3 years of service, the portion of the Participant’s Employer Contributions Account balances which accrue thereafter.

Minimum Contributions
A-13. For any Plan Year during which the Plan is Top-Heavy, the minimum amount of Employer contributions and forfeitures, excluding elective contributions as defined in Code Section 401(k) and employer matching contributions as defined in Code Section 401(m) allocated to the Accounts of each Affected Participant who is employed by an Employer or Related Company on the last day of that year (whether or not the Participant has completed 1,000 Hours of Service), who is a Non-Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is top-heavy, when expressed as a percentage of the Affected Participant’s Compensation, shall be equal to the lesser of:

(a)3%; or

(b)the percentage at which Employer contributions (including Employer contributions made pursuant to a cash or deferred arrangement) and forfeitures are allocated to the Accounts of the Key Employee for whom such percentage is greatest.

Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test (described in subsection 8.9) and other requirements of Code Section 401(m).”

For purposes of the preceding sentence, Compensation earned while a member of a group of employees to whom the Plan has not been extended shall be disregarded. Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit plan described in paragraph A-8(a) or A-8(b) to meet the requirements of Code Section 401(a)(4) or 410(b) for that year. Employer Contributions for any Plan Year during which the Plan is Top-Heavy shall be allocated first to non-Key Employees until the requirements of this subsection A-12 have been met and, to the extent necessary to comply with the provisions of this subsection A-13, additional contributions shall be required of the Employers.

SUPPLEMENT B
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Cutter Participants)

Purpose
B-1. This Supplement B to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of employees of Cutter Precision Metals, Inc. (“Cutter”). This Supplement B is applicable to employees of Cutter who satisfy the requirements of subsection 2.1(b) and (c) (the “Participating Group”). A Participant who is a member of this Participating Group shall be referred to below as a Cutter Participant

Definitions
B-2. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement B. All terms and provisions of the Plan shall apply to this Supplement B, except that where the terms and provisions of the Plan and this Supplement B conflict, the terms and provisions of this Supplement B shall govern.

Vesting
B-3. Amounts transferred to the Plan from the Cutter Precision Metals, Inc. Profit Sharing Plan (the “Cutter Plan”) shall be fully vested and nonforfeitable without regard to such Participant’s Years of Service.

Service
B-4. For purposes of subsection 3.1 of the Plan; a Cutter Participant’s Years of Service shall include the Participant’s period of service with Cutter prior to the Participant’s participation in the Plan and, if the Participant was an employee of Cutter on January 1, 1997, such Participant’s Years of Service for the period prior to January 1, 1997, shall not be less than the number of the Participant’s years of service, if any, taken into account for vesting purposes under the Cutter Plan as of December 31, 1996.

SUPPLEMENT C
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Keystone)

Purpose
C-1. This Supplement C to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of employees of Keystone Tube Company (“Keystone”) and successors to its business. Pursuant to a corporate restructuring, effective as of July 1, 1999, the Keystone business became a division of A. M. Castle & Co. and employees of Keystone became employees of the Keystone division of A. M. Castle & Co. Pursuant to a further corporate restructuring, effective as of July 1, 2002, the employees of the Keystone division of A. M. Castle & Co. became employees of Keystone Tube Company LLC (“Keystone LLC”). This Supplement C applies to individuals employed by Keystone, employed in the Keystone division of A. M. Castle & Co., or employed by Keystone LLC who satisfy the requirements of subsection 2.1(b) and (c) (the “Participating Group”). A Participant in this Participating Group shall be referred to as a “Keystone Participant.”

Definitions
C-2. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement C. All terms and provisions of the Plan shall apply to this Supplement C, except that where the terms and provisions of the Plan and this Supplement C conflict, the terms and provisions of this Supplement C shall govern.

Vesting Service
C-3. For purposes of subsection 3.1 of the Plan, a Keystone Participant’s Years of Service shall include the Participant’s period of service, if any, with Keystone prior to the Participant’s participation in the Plan, and the Participant’s Years of Service for the period prior to July 1, 1999, if any, shall not be less than the number of the Participant’s years of service, if any, taken into account for vesting purposes under the Keystone Tube Company Employees’ Profit Sharing Plan as of June 30, 1999.

SUPPLEMENT D
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Oliver Steel)

Purpose
D-1. This Supplement D to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of employees of Oliver Steel Plate Co. (“Oliver Steel”), an Employer under the Plan. This Supplement D shall apply to employees of Oliver Steel who satisfy the requirements of Section 2.1(b) and (c) of the Plan (the “Participating Group”). A Participant in this Participating Group shall be referred to below as an “Oliver Steel Participant.” Effective for any Oliver Steel Participant who is actively employed by an Employer on or after July 1, 2008, this Supplement D shall no longer apply, and each such Oliver Steel Participant shall be treated the same as any other Participant.

Definitions
D-2. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement D. All terms and provisions of the Plan shall apply to this Supplement D, except that where the terms and provisions of the Plan and this Supplement D conflict, the terms and provisions of this Supplement D shall govern.

Service
D-5. For purposes of determining the nonforfeitable percentage of an Oliver Steel Participant’s Account, the Participant’s Years of Service for the period prior to January 1, 2002, if any, shall be equal to the number of the Participant’s years of service, if any, taken into account for vesting purposes under the provisions of the Second Amended and Restated Employees Profit Sharing Plan and Trust Agreement of Oliver Steel Plate Co. (the “Oliver Steel Plan”) as of December 31, 2001. In the case of an Oliver Steel Participant who was a Participant in the Oliver Steel Plan as of December 31, 2001, the nonforfeitable percentage of such Participant’s Employer Contribution Account as of any date shall be equal to the percentage determined under the following schedule or the percentage determined under the provisions of subsection 9.1, whichever is greater:

Years of Service	Vested Percentage
less than 2 years	—%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%

Matching Contributions
D-8. Subject to the conditions and limitations of subsection 2.3, 4.7 and Section 8, the Matching Contributions on behalf of each Participant in this Participating Group shall be equal to 100 percent of the Pre-Tax Elective Deferrals, if any, made by the Employer on such Participant’s behalf that do not exceed 6 percent of such Participant’s Eligible Compensation from the Employer as a member of this Participating Group for such Plan Year.

SUPPLEMENT E
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Required Minimum Distributions After 2002)

Purpose and Effective Date
E-1. The provisions of this Supplement E will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, and will take precedence over any inconsistent provisions of the Plan.

Treasury Regulations Incorporated
E-2. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9) of the Internal Revenue Code, including the incidental death benefit requirement of Code Section 401(a)(9)(G); provided, however, that if the provisions of the Plan, other than this Supplement E, require an earlier commencement date or a more rapid distribution, such other provisions shall control.

Time and Manner of Distribution
E-3. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection E10, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection E~~‑~~-10, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection E-3 (other than paragraph (a) next above), will apply as if the surviving spouse were the Participant.

For purposes of this subsection E-3 and subsection E-6, unless paragraph (d) next above applies, distributions are considered to begin on the Participant’s required beginning date. If paragraph (d) next above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (a)) next above, the date distributions are considered to begin is the date distributions actually commence.

Form of Distribution
E-4. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with subsection E-5, E-6 and E-7 of this Supplement E, as applicable. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

RMD’s During Participant’s Lifetime	E-5. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Code Section 1.401(a)(9)~~‑~~9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)~~‑~~-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this subsection E-5 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Participant Dies On or After RBD	E-6. If the Participant dies on or after the date distributions begin, distributions shall be subject to the following:

(a)If there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year

(2)If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)If there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

Participant Dies Before RBD	E-7. If the Participant dies before the date distributions begin, distributions shall be subject to the following:

(a)Except as provided in subsection E-10 or E-11, if there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection E-6.

(b)If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection E-3(a), this subsection E-7 will apply as if the surviving spouse were the Participant.

Definitions	E-8. The following provisions shall apply for purposes of this Supplement E.

(a)“Designated beneficiary” is the individual who is designated as the beneficiary under subsection 11.5 of the Plan and is the designated beneficiary under Code Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)“Distribution calendar year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection E-7. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

E-9In accordance with Code Section 401(a)(9)(H), the requirements of this Supplement E shall not apply for calendar year 2009; provided, however, that the individual may elect to receive a distribution that would have otherwise been required but for the application of Code Section 401(a)(9)(H). The required beginning date with respect to any individual shall be determined without regard to this Section E-9 for purposes of applying Supplement E for calendar years after 2009. If Code Section 401(a)(9)(B)(ii) applies, the five (5) year period described in such section (as reflected in Section E-7(b) of this Supplement E) shall be determined without regard to calendar year 2009.

Any portion of a distribution during 2009 that is treated as an eligible rollover distribution but would not be so treated if the minimum distribution requirements under Code Section 401(a)(9) had applied during 2009 shall not be treated as an eligible rollover distribution for purposes of Section 11.9 of the Plan or Code Section 401(a)(31), 3405(c) or 402(f).

SUPPLEMENT F
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Metal Mart LLC)

Purpose
F-1. This Supplement F to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of Metal Mart LLC, a/k/a Metal Express (“Metal Express”), as an Employer under the Plan. This Supplement F shall apply to employees of Metal Express who satisfy the requirements of Section 2.1 (b) and (c) of the Plan (the “Participating Group”). A Participant in this Participating Group shall be referred to below as a “Metal Express Participant.” Effective September 28, 2007, Metal Express shall no longer be an Employer under this Plan, and employees in the Participating Group shall no longer be eligible to participate in this Plan.

Definitions
F-2. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement F. All terms and provisions of the Plan shall apply to this Supplement F, except that where the terms and provisions of the Plan and this Supplement F conflict, the terms and provisions of this Supplement F shall govern.

Participation	F-3. A Metal Express Participant shall participate in the Plan for all purposes except that no such Metal Express Participant shall receive employer contributions pursuant to subsection 5.1 and 7.3.

Matching Contributions
F-4. Subject to the conditions and limitations of subsection 2.3, 4.7 and Section 8, the Matching Contributions on behalf of each Participant in this Participating Group shall be equal to 100 percent of the Pre-Tax Elective Deferrals, if any, made by the Employer on such Participant’s behalf that do not exceed 6 percent of such Participant’s Eligible Compensation from the Employer as a member of this Participating Group for such Plan Year..

Vesting
F-5. Notwithstanding any provision in the Plan to the contrary, any Metal Express Participant who is employed by Metal Express on September 28, 2007 shall have a fully vested, nonforfeitable interest in all of the Participant’s Accounts as of such date.

SUPPLEMENT G
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Transtar)

Purpose
G-1. This Supplement G to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of employees of Transtar Metals, Inc. (“Transtar”) and successors to its business. Effective as of September 5, 2006, Transtar was acquired by and became a wholly owned subsidiary of A. M. Castle & Co. This Supplement G applies to individuals employed by Transtar who satisfy the requirements of subsection 2.1(b) and (c). Such Participant shall be referred to as a “Transtar Participant.” Effective July 1, 2008, Transtar shall become a participating Employer in the Plan, and Transtar Participants and employees shall become Participants in the Plan according to the terms of the Plan as modified by this Supplement G.

Definitions
G-2. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement G. All terms and provisions of the Plan shall apply to this Supplement G, except that where the terms and provisions of the Plan and this Supplement G conflict, the terms and provisions of this Supplement G shall govern.

Vesting
G-3. Amounts transferred to the Plan from the Transtar Metals 401(k) Profit Sharing Plan (the “Transtar Plan”) shall be fully vested and nonforfeitable without regard to such Participant’s Years of Service.

Service
C-4. For purposes of subsection 3.1 of the Plan, a Transtar Participant’s Years of Service shall include the Participant’s period of service, if any, with Transtar prior to the Participant’s participation in the Plan, and the Participant’s Years of Service for the period prior to July 1, 2008, if any, shall not be less than the number of the Participant’s years of service, if any, taken into account for vesting purposes under the Transtar Plan as of June 30, 2008.

SUPPLEMENT H
TO
A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Total Plastics)

Purpose
H-1. This Supplement H to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of employees of Total Plastics, Inc. (“Total Plastics”). Through June 30, 2008, employees of Total Plastics who satisfy the requirements of Section 2.1(b) and 2.1(c) of the Plan shall be eligible for an Employer Contribution under Section 5.1, but shall not be eligible for any other purpose under the Plan. After June 30, 2008, employees of Total Plastics shall not be eligible to participate in this Plan for any purpose.

SUPPLEMENT I
TO A. M. CASTLE & CO.
401(k) SAVINGS AND RETIREMENT PLAN
(Tube Supply)

Purpose
I-1. This Supplement I to A. M. Castle & Co. 401(k) Savings and Retirement Plan (the “Plan”) modifies and supplements the provisions of the Plan with respect to the participation in the Plan of employees of the Tube Supply, LLC 401(k) Plan (the “Tube Supply Plan”) which shall be merged into this Plan, the assets (including outstanding participant loans) and liabilities of the Tube Supply Plan shall be transferred to this Plan, and the participants in the Tube Supply Plan shall become participants in this Plan to the extent they were not already participants in this Plan. Notwithstanding any other provision of this Plan to the contrary and to the extent required by Code Section 411(d) (6), no early retirement benefit, retirement-type subsidy or optional form of benefit shall be eliminated with respect to a Tube Supply Plan participant’s accrued benefit or other interest in the Tube Supply Plan as a result of the merger.
The provisions of this Plan apply to persons who were participants in the Tube Supply Plan on June 30, 2012 only if their employment with the Employer is terminated on or after July 1, 2012 or if they are otherwise eligible to participate in this Plan on or after July 1, 2012. The rights and benefits, if any, of persons who were participants in the Tube Supply Plan on or before June 30, 2012 and who terminated their employment with the Employer before July 1, 2012 shall be determined solely under the Tube Supply Plan.

Participation	I-2. Effective July 1, 2012, each employee who was employed by Tube Supply as of June 30, 2012 shall automatically become a Participant on July 1, 2012, without the need to comply with Section 2.1.

Service
C-4. For purposes of subsection 3.1 and subsection 3.4 of the Plan, the Years of Service of each employee or Participant who was employed by Tube Supply, LLC (“Tube Supply”) as of June 30, 2012 shall include service with Tube Supply before that date.

Merger Period
In order to facilitate the merger of the Tube Supply Plan into this Plan, Participants who participated in the Tube Supply Plan as of June 30, 2012 shall not be permitted to give any investment instructions or directions during such period as determined by the Administration Committee as may be necessary to facilitate the plan merger. During this period when investment instructions or directions are not permitted, each Participant who had an account in the Tube Supply Plan as of June 30, 2012 shall have the Participant’s Tube Supply Plan account balance invested in those Plan investment funds as determined by the Administration Committee and communicated in writing to the Participants.

Vesting
G-3. For purposes of clarification, a Participant who participated in the Tube Supply Plan as of June 30, 2012 and who is employed by an Employer on or after July 1, 2012 shall have the vested percentage of the portion of the Participant’s Plan Accounts attributable to any non~~‑~~-safe harbor matching or non-safe harbor employer contributions to the Tube Supply Plan determined in accordance with this Section 9.1.